Exhibit 10.29

MULTI TENANT INDUSTRIAL LEASE- (NET)

2725312 CANADA INC.

LANDLORD

and

LOYALTY MANAGEMENT GROUP CANADA INC.

TENANT

LEASE

Project:                      6696 Financial Drive, Mississauga

Premises:

THIS LEASE is dated February 26, 2008, and is made

BETWEEN:

2725312 CANADA INC.

(hereinafter called "Landlord")

OF THE FIRST PART

-and-

LOYALTY MANAGEMENT GROUP CANADA INC.

(hereinafter called "Tenant")

OF THE SECOND PART

1.           LEASE SUMMARY

The following is a summary of some of the basic terms of this Lease, which are elaborated upon in the balance of this Lease. This Section 1 is for convenience and if a conflict occurs between the provisions of this Section 1 and any other provisions of this Lease, the other provisions of this Lease shall govern.

(a)	Premises: Unit 1 in the building municipally known as 6696 Financial Drive, Mississauga, Ontario shown outlined in black on Schedule "B" hereto;

(b)	Term: Ten (10) years and a number of days, if necessary, so that the Term will expire on the last day of the month;

(c)	Commencement Date: December 1, 2009, subject to the terms of this Lease;

(d)	Delivery Date: has the meaning given to it in subsection 3(a) of Schedule "H";

(e)	Expiry Date: November 30, 2019, subject to the terms of this Lease;

(f)	Basic Rent: an amount per square foot of the Rentable Area of the Premises per annum as follows:

RENTAL PERIOD	RATE PER SQUARE FOOT RENTABLE AREA PER ANNUM
Years 1-3	$
Years 4-6	$
Years 7-10	$

(g)	Rentable Area of Premises: approximately 50,908 square feet plus or minus 3%, subject to determination in accordance with this Lease;

(h)	[Intentionally Deleted];

(i)
Use of Premises: general business offices including, without limitation, a customer care/call centre, licensed travel agency and cafeteria preparing and serving food for its employees and invitees only (and not general sale to the public), to the extent permitted by all Laws and to the extent in keeping with the Building Standard.

(j)	Address for Service of Notice on Tenant: Prior to the Commencement Date:

438 University Avenue
Suite 600
Toronto, Ontario
M5G2Cl
Attention: Chief Operating Officer
with a copy to Senior Vice President, Legal Services

Subsequent to the Commencement Date: at the Premises with a copy to:

438 University Avenue
Suite 600
Toronto, Ontario
M5G2Cl
Attention: Chief Operating Officer
with a copy to Senior Vice President, Legal Services

Address for Service of Notice on Landlord:

c/o Bentall Real Estate Services LP, 10 Carlson Court, Suite 500, Etobicoke, Ontario M9W 6L2,
Attention: VP, Property Management; with a copy to Landlord at:

c/o Bentall Investment Management LP, 55 University Avenue, Suite 300, Toronto, Ontario M5J
2H7, Attention: Director, Asset Management; and

(k)	Special Provisions: See Schedule "C".

2.           DEFINITIONS

Where used in this Lease, the following words or phrases shall have the meanings set forth in the balance of this Article.

2.1         "Additional Rent" shall have the meaning given to it in subsection 5.2(b).

2.2         "Alterations" shall have the meaning given to it in Section 10.2.

2.3         "Architect" means an independent, duly qualified architect or engineer, or in the case of any measurements hereunder an independent duly qualified surveyor or quantity surveyor or other qualified Person appointed by Landlord, from time to time.

2.3A         "Base Building Services" shall have the meaning given to it in Section 2.32 below.

2.4         "Basic Rent" shall have the meaning given to it in subsection 1(f) hereof.

2.5         "Bio-Medical Waste" shall mean and include all surgical, pathological, laboratory and biological waste of any kind and nature, including sharps and other items associated therewith, all as identified as infectious or bio medical waste under any applicable Laws.

2.6         "Building" means the building in which the Premises are located.

2.7         "Building Standard" means the standard of the Building once constructed, which the parties acknowledge is intended to comprise a first class standard for a building of such style, quality and age and in the location of the Building.

2.7A      "Business Hours" means such business hours for the Project, as determined by Landlord from time to time and which, unless otherwise extended by Landlord, shall be at minimum from 7:30 a.m. to 6:00 p.m. Monday through Friday, excluding holidays and subject to applicable Laws

2.8         "Capital Taxes" means the amount determined by multiplying each of the "Applicable Rates" by the ''Project Capital" and totaling the products. ''Project Capital" is the amount of capital which Landlord determines, without duplication, is invested from time to time by Landlord, the owners or all of them, in doing all or any of the following: acquiring, developing, expanding, redeveloping and improving the Project. Project Capital will not be increased by any financing or refinancing (except to the extent that the proceeds are invested directly as Project Capital). An "Applicable Rate" is the capital tax rate specified from time to time under any statute of Canada and any statute of the Province which imposes a tax in respect of the capital of corporations. Each Applicable Rate will be considered to be the rate that would apply if none of Landlord or owners employed capital outside of the Province in which the Project is situate.

2.9         "Commencement Date" shall have the meaning given to it in subsection 1(c).

2.10         "Common Facilities" means: the Project (excluding only Leasable Areas), including, without limitation: all areas, facilities, structures, systems, improvements, furniture, fixtures and equipment forming part of or located on the Project; the lands forming part of the Project; the Parking Facilities and other service areas and facilities, if any, forming part of, or located on, the Lands; and Landlord shall have the right to designate, amend and re-designate the Common Facilities from time to time.

2.11         ''Delivery Date" shall have the meaning given to it in subsection 1(d).

2.12         "Environmental Laws" means all statutes, laws, ordinances, codes, rules, regulations, orders, notices, guidelines, guidance notes, policies and directives, now or at any time hereafter in effect,· made or issued by any local, municipal, provincial or federal government, or by any department, agency, board or office thereof, or by any board of fire insurance underwriters or any other agency or source whatsoever, regulating, relating to or imposing liability or standards of conduct concerning the natural or human environment (including air, land, surface water, groundwater and real and personal, moveable and immoveable property) (collectively, an "Authority"), public or occupational health and safety and the manufacture, importation; handling, use, reuse, recycling, transportation, storage, disposal, elimination and treatment of a substance, hazardous or otherwise.

2.13         "Excess Costs" shall have the meaning given to it in Section 7.2.

2.14         "Expiry Date" shall have the meaning given to it in subsection 1(e).

2.15         Intentionally Deleted

2.16         "Hazardous Substance" means any solid, liquid, gas, sound, vibration, ray, heat, radiation, odour, or any other substance or thing or mixture of them which alone, or in combination, or in certain concentrations, is or are flammable, corrosive, reactive or toxic or which might degrade or alter (or form part of the process thereof) the quality of the environment or cause adverse effects or be deemed detrimental to living things or to the environment or which is or are likely to affect the life, health, safety, welfare or comfort of human beings or animals or cause damage to or otherwise impair the quality of soil, vegetation, wildlife or property, including, but not limited to: Bio Medical Waste; any radioactive materials; explosives; mold, mildew, mycotoxins or microbial growths; urea formaldehyde; asbestos; polychlorinated biphenyl; pesticides or any other substances declared to be hazardous or toxic under any Environmental Laws or any other substance the removal, manufacture, preparation, generation, use, maintenance, storage, transfer, handling or ownership of which is subject to Environmental Laws.

2.17         "Landlord's Parties" shall mean Landlord's agents, managers and management companies, servants, agents, employees or Persons for whom Landlord is in law responsible.

2.18         "Landlord's Work" has the meaning given to it in Schedule "H" attached hereto.

2.19         "Lands" means the lands described in Schedule "A".

2.20         "Last Year's Rent" means the Rent payable for the period of the last twelve (12) months of the Term.

2.21         "Laws" means all statutes, regulations, by laws, orders, rules, requirements and directions of all federal, provincial, municipal and other governmental authorities and other public authorities having jurisdiction, and includes Environmental Laws.

2.22         "Leasable Areas" means all areas and spaces of the Project to the extent designated or intended from time to time by Landlord to be leased to tenants, whether leased or not, but excluding the following, to the extent the same may exist from time to time, and whether or not the same are leased from time to time or all the time: the Parking Facility and service areas and facilities which may be leased or licensed from time to time.

2.23         "Lease" means this Lease, including all schedules attached hereto.

2.24         "Leasehold Improvements", where used in this Lease, includes without limitation, all fixtures, improvements, installations, alterations and additions from time to time made, erected or installed in or about the Premises, including any of the same which pre-exist this Lease, and including all telecommunications and computer and other technology wiring, conduits and the like (located in and/or serving the Premises), and all supplemental heating, ventilating air conditioning and humidity control ("HVAC") equipment, and includes all cabling, conduits, connections and attachments associated therewith (located in and/or serving the Premises) as well as the following, whether or not any of the same are in fact Tenant's fixtures or trade fixtures and whether or not they are easily disconnected and moveable: doors, partitions and hardware; mechanical, electrical and utility installations; carpeting, drapes, other floor and window coverings and drapery hardware; decorations; HVAC equipment; lighting fixtures; built in furniture and furnishings; counters in any way connected to the Premises or to any utility services located therein. The only exclusions from "Leasehold Improvements" are· free standing furniture, trade fixtures, equipment not in any way connected to the Premises or to any utility systems located therein and, notwithstanding the immediately foregoing, furniture systems. Except as expressly indicated herein to the contrary, Leasehold Improvements shall include Non-Standard Leasehold Improvements, as hereinafter defined.

2.25         Intentionally Deleted.

2.26         "Liabilities" shall have the meaning given to it in Section 13.5 hereof.

2.27         "Management Fee" shall mean an amount equal to up to five percent (5%) of the amounts payable by Tenant under this Lease on account of Basic Rent, Operating Costs and Realty Taxes.

2.27A       "Non-Standard Leasehold Improvements" means the following items (including all cabling, wiring, conduit, connections and other attachments associated therewith): creating within the Premises a large number of small offices and corridors which change direction or discontinue; computer rooms and/or any other raised-floor environments; roof penetrations; modifications to the base Building standard systems (including, without limitation, the installation of supplemental HVAC systems and modifications to the electrical, lighting and security systems installed and/or implemented for the specific use of the Premises); Tenant's Security System; telecommunication equipment; vaults and, whether located within the Premises or elsewhere in the Project, any back-up and/or emergency power supplies, antennae, satellite dishes or other communication facilities.

2.28

(a)
"Operating Costs" means the aggregate of all bona fide and actual expenses and costs of every kind determined, for each fiscal period designated by Landlord, on an accrual basis and without duplication, incurred by or on behalf of Landlord with respect to and for the operation, maintenance, repair, replacement and management of the Project and all insurance relating to the Project. Provided that if the Project is less than one hundred percent (100%) completed or occupied for any time period, Operating Costs shall be adjusted to mean the amount obtained by adding to the actual Operating Costs during such time additional costs and amounts as would have been incurred or otherwise included in Operating Costs if the Project had been one hundred percent (100%) completed, leased and occupied as determined by Landlord, acting reasonably. Landlord shall be entitled to adjust upward only those amounts which may vary depending on occupancy and in no event shall this provision entitle Landlord to recover more than Landlord actually incurs in respect of any adjusted item or require Tenant to pay in respect of such adjusted item more than Tenant would have had to pay had the Project been one hundred percent (100%) completed, leased and occupied.

Without in any way limiting the generality of the foregoing, Operating Costs shall include all costs in respect of the following:

(i)
all remuneration including wages and benefits of employees or contractors (including the general manager and any other person above the level of property manager, to the extent directly involved in the operation and supervision of the Project (excluding, for clarification, asset manager) ("General Manager''), but otherwise excluding personnel above the level of General Manager, or an equivalent, in terms of responsibilities) to the extent employed or engaged in the operation, maintenance, repair, replacement, and management of the Project including contributions and premiums towards unemployment and Workers Compensation insurance, pension plan contributions and similar premiums and contributions;

(ii)	HVAC and fire sprinkler maintenance and monitoring, if any, of the Project;

(iii)	cleaning, janitorial services, window cleaning, waste removal and pest control;

(iv)
the provision of all utilities supplied to the Project and the cost of consumption of all utilities consumed on the Project including, without limitation, hot and cold water, gas, electricity, steam, sewer charges and any other utilities or forms of energy;

(v)	landscaping and maintenance of all outside areas, including snow and ice removal;

(vi)
amortization of the costs of all items which Landlord, in accordance with reasonable accounting principles employed by owners of comparable property in the commercial real estate industry in the Greater Toronto Area ("Real Estate GAAP"), does not fully charge in the year incurred, over such period as determined by Landlord in accordance with Real Estate GAAP (but at Landlord's option not to exceed fifteen (15) years), on a straight line basis to zero, plus interest to be calculated and paid annually on the unamortized cost of such items in respect of which amortization is included herein at two percent (2%) per annum in excess of the Prime Rate;

(vii)
all insurance which Landlord is obliged to obtain and/or which Landlord otherwise obtains and the cost of any deductible amounts payable by Landlord in respect of any insured risk or claim, including, but not limited to, premiums, brokerage fees, self insured retentions, adjusters' fees and insurance department costs;

(viii)	policing, supervision, security and traffic control;

(ix)	all maintenance, repairs and replacements in respect of the Project and all machinery, furniture, furnishings, equipment, facilities, systems, property and fixtures located therein;

(x)
engineering, accounting, legal and other consulting and professional services related to the Project, including the cost of preparing and verifying statements respecting Operating Costs and Realty Taxes;

(xi)	signs including, without limitation, the cost of all repairs, maintenance and rental charges in respect thereof;

(xii)
business taxes, if any, on Common Facilities, Realty Taxes charged against or in respect of or reasonably allocated by Landlord to Common Facilities and the amount, if any, of Realty Taxes charged against the Project in excess of the amount of Realty Taxes in the aggregate, charged against or allocated by Landlord to Leasable Areas;

(xiii)
contribution, as determined by Landlord, acting reasonably and bona fide, on account of all costs in the nature of those included in Operating Costs and/or Realty Taxes in respect of all shared facilities and services including items such as business park signage and landscaping related thereto and any other such items for the benefit of the Project and other properties in the vicinity which will be shared by users of the Project and the users of any other properties which are located in the vicinity of the Project and all costs in the nature of Operating Costs incurred by Landlord in consequence of its interest in the Project such as landscaping of municipal areas, maintaining, cleaning, and clearing of ice and snow from municipal sidewalks, adjacent properties and the like and all charges and amounts payable under a reciprocal cost sharing agreements with the owners of any other buildings or structures which are located in the vicinity of to the Project;

(xiv)	Capital Taxes, to the extent payable by Landlord or the owners of the Project (it being hereby acknowledged that, as at the date of this Lease, Landlord is not responsible for paying Capital Taxes);

(xv)
Sales Taxes payable by Landlord on the purchase of goods and services included in Operating Costs (excluding any such Sales Taxes which are available to and claimed by Landlord as a credit or refund in determining Landlord's net tax liability on account of Sales Taxes, but only to the extent that such Sales Taxes are included in Operating Costs);

(xvi)
the fair rental value (having regard to rentals prevailing from time to time for similar space) of space occupied by Landlord or others for management, supervisory, administrative or operational purposes relating to the Project, wherever located, and which would be a Leasable Area, if located in the Project, allocated on a proportionate basis among the properties serviced by personnel occupying such space, and all office expenses incurred therein;

(xvii)	costs and expenses of environmental site reviews and investigations;

(xviii)
all costs incurred by Landlord for the purpose or intent of investigating or reducing any Operating Costs, Realty Taxes or other taxes, whether or not Operating Costs, Realty Taxes or other taxes are in fact reduced, and costs incurred for the purpose of allocating Realty Taxes and/or utilities among Tenant and other occupants of the Project;

(xix)	interest on deposits paid by Landlord to the supplier of a utility at a rate which shall be two percent (2%) per annum in excess of the Prime Rate; and

(xx)
the amount of any deposits paid to a utility supplier lost by Landlord as a result of any bankruptcy of any utility supplier amortized over a period of three (3) years from the date of such bankruptcy and interest thereon at a rate of two percent (2%) in excess of the Prime Rate.

(b)	Operating Costs, however, shall be reduced by the following:

(i)	proceeds of insurance and damages paid by third parties in respect of and to the extent of costs included in Operating Costs as set forth above;

(ii)
contributions, required to be made pursuant to agreements in existence from time to time, from parties other than tenants of the Project, if any, in respect of their sharing the use of Common Facilities, such as shared driveways, for the purpose of defraying Operating Costs, but not including in such contributions rent or fees charged directly for the use of any Common Facilities such as parking fees, if any;

(iii)
all refunds, rebates, volume credits received by Landlord from any supplier of services, materials, equipment or utilities relating to the Project, to the extent relating to costs otherwise included in Operating Costs.

(c)	Operating Costs, however, shall exclude the following:

(i)
Realty Taxes except to the extent included as set forth above (the intent being not to duplicate Tenant's obligations in respect thereof pursuant to other provisions of this Lease) and the Excluded Taxes (as hereinafter defined);

(ii)	expenses incurred by Landlord in respect of other tenants' leasehold improvements;

(iii)	costs of repairs or replacements to the extent that such costs are recovered by Landlord pursuant to construction warranties;

(iv)
costs of utilities consumed in respect of Leasable Areas, if separately charged to tenants of the Building, to be determined by separate meters where practicable or by Landlord acting reasonably (the intent being not to duplicate the amounts included in Operating Costs with amounts charged pursuant to Article 9 of this Lease and comparable provisions in other leases of premises in the Project);

(v)	ground rent and the purchase price of the acquisition of the Project and financing payments in respect thereof;

(vi)	commitment, stand-by, finance, mortgage and interest charges on the debt of Landlord;

(vii)
amounts expended by Landlord for advertising and promotion (including the costs of commissions, advertising and legal expenses) and the costs of inducements (including Landlord's work) and all other costs incurred in connection with the leasing of premises in the Building, or any part of the Project;

(viii)	bad debts and any collection and legal costs associated with the same;

(ix)	costs of the Landlord's Work, if any;

(x)
all costs and expenses incurred as a result of the negligent or wrongful wilful acts or omissions of Landlord or Landlord's Parties or as a result of any breach or violation or non-performance by the Landlord of any covenant, term or provision of this Lease or any other agreement entered into by Landlord in respect of the Project or any component thereof (together "Wrongful Acts"), to the extent that such costs exceed what would otherwise have been included in Operating Costs but for such Wrongful Acts;

(xi)
all costs and expenses of all major repairs and replacements (a major repair or replacement for this purpose is one where the cost of any one of the same exceeds ten percent (10%) of the Operating Costs in the year incurred) to the weight-bearing portions of the structure of the Project, as determined by Landlord's structural engineer, being the foundation, weight bearing walls, roof (excluding the roof membrane), subfloor and structural columns and beams of the Project (the "Structure") if not occasioned by the fault of Tenant or Tenant Parties, in which case Tenant shall, except as is otherwise expressly provided for in this Lease, be responsible for the same;

(xii)
any property management fees paid by the Landlord to any third party property management firm engaged by Landlord to provide property management services above the level of General Manager for the Project, it being acknowledged that such fees are included in the Management Fee;

(xiii)	all fines, suits, claims, demands, actions, costs, charges and expenses of any kind or nature made necessary by Landlord's non-compliance with applicable Laws in existence as at the date hereof;

(xiv)	any costs directly charged to other tenants of the Project for services, costs and expenses solely attributable to the account of such tenants;

(xv)
any costs which would otherwise be included in Operating Costs but consists of any amount paid to a corporate affiliate, parent or subsidiary of Landlord to the extent such amount is materially in excess of the fair market value of the said item or service were the expense incurred in an arm's length transaction;

(xvi)
all capital costs and expenses incurred with respect to the initial acquisition, development or construction of the Project or any expansion thereof (including, without limitation, any depreciation or amortization of any such costs and expenses);

(xvii)
the cost of all repairs and replacements as a result of faulty construction or design or inferior or deficient materials or workmanship to the Project or any part thereof, to the extent covered by any Warranty during the applicable Warranty Period as those terms are defined in Section 1 of Schedule "H" hereto;

(xviii)	all costs and expenses incurred with respect to leasing or re-leasing any vacant space in the Project;

(xix)	the cost of enforcing the leases of other tenants of the Project;

(xx)	any administration fees other than the Management Fee; and

(xxi)	the costs of removal, remediation and/or clean-up of Hazardous Substances.

(d)	Landlord, acting reasonably, shall have the right to allocate Operating Costs or any portion or portions thereof to such portion or portions of the Building or the Project as Landlord shall determine.

2.29         ''Parking Facilities" means any parking areas and facilities and any other similar service areas and facilities located on the Lands and serving the Project.

2.30         ''Permitted Transferee" has the meaning given to it in subsection 14.1(c).

2.31         "Person" means any Person, firm, partnership or corporation, or any group or combination of Persons, firms, partnerships or corporations.

2.32         ''Premises" shall have the meaning given to it in subsection 1(a), approximately as shown outlined on the floor plan(s) attached hereto as Schedule "B". The purpose of Schedule ''B" is to show the approximate location of the Premises and the contents thereof are not intended as a representation of any kind as to the precise size or dimensions of the Premises or any other aspects of the Project. The Rentable Area of the Premises is as estimated in subsection l(g). The Premises shall include, without limitation, all Leasehold Improvements and the interior faces of permanent walls (including entrance and exit doors) and windows and all services, equipment and systems located in the Premises and which exclusively serve the Premises but excluding base building equipment and services (including, without limitation, electrical, mechanical and plumbing systems and equipment) which serve Leasable Areas in the Building ("Base Building Services"). The Premises shall extend from the structural sub-floor to the structural ceiling, subject to the exclusion for Base Building Services, and excluding, for clarification, the exterior faces of the perimeter walls and windows.

2.33         "Prime Rate" means the rate of interest known as the prime rate of interest charged by Landlord's bank in Toronto (or in the case of Section 8(b) of Schedule "C" of this Lease the Tenant's bank in Toronto) which serves as the basis on which other interest rates are calculated for Canadian dollar loans in Ontario from time to time.

2.34         "Project" means the Lands, the Building and all other buildings, structures, improvements, equipment and facilities of any kind erected or located thereon from time to time.

2.35         "Proportionate Share" means a fraction which has as its numerator the Rentable Area of the Premises and which has as its denominator the aggregate Rentable Area of Leasable Areas within the Project or Building or such portion or portions thereof to which Landlord, acting reasonably and equitably, shall allocate such items of which Tenant is required to pay the Proportionate Share, all as determined by Landlord, acting reasonably and equitably, subject to adjustment pursuant to Section 7.2(b). For the purpose of determining the denominator as aforesaid, the Rentable Area of all Leasable Areas within the Project or Building shall be determined in the same manner as the Rentable Area of the Premises as set forth in Section 2.38 below.

2.36         "Realty Taxes" means all taxes, rates, duties, levies, fees, charges, local improvement rates, imposts charges, levies and assessments whatever, including school taxes, water and sewer taxes, extraordinary and special assessments and all rates, charges, excises or levies, whether or not of the foregoing nature (collectively "Taxes"), and whether municipal, provincial, federal or otherwise, which may be levied, confirmed, imposed, assessed, charged or rated against the Project or any part thereof or any furniture, fixtures, equipment or improvements therein, or against Landlord in respect of any of the same or in respect of any rental or other compensation receivable by Landlord and/or the owners of the Project in respect of the same, including all of such Taxes which may be incurred by or imposed upon Landlord and/or the owners of the Project or the Project in lieu of or in addition to the foregoing including, without limitation, any Taxes on real property rents or receipts as such (as opposed to a tax on such rents as part of the income of Landlord), any Taxes based, in whole or in part, upon the value of the Project, any commercial concentration or similar levy in respect of the Project. For clarification, Realty Taxes shall not include the following (together the "Excluded Taxes"): (i) any taxes personal to Landlord such as income tax, corporate tax, business tax, profit tax, inheritance tax, gift tax or estate tax; (ii) any penalties or fines incurred as a result of Landlord's late payment of same, provided Tenant has in fact remitted such Realty Taxes as and when required hereby and provided same are not being bona fide contested and/or withheld by Landlord; and (iii) any levies imposed under or pursuant to the Planning Act or the Development Charges Act or any successor statute thereto and any other municipal improvement charges and costs including, without limitation, land improvement levies, development charges and local improvement rates to the extent. any of the same are incurred in respect of the initial development of the Project or any additions thereto.

2.37         "Rent" shall have the meaning given to it in Section 5.1.

2.38         "Rentable Area" of the Premises shall be calculated in accordance with the American National Standard for Measuring Floor Area in Office Buildings in effect as at the date hereof being ANSI/BOMA Z65.1-1996. Every other Rentable Area shall be as determined by the Architect from time to time in the same manner as the Rentable Area of the Premises and each such determination shall be binding upon the parties hereto absent manifest error and the cost of which determination shall be included in Operating Costs.

2.39         "Rent Deposit Agreement(s)" shall mean the Rent Deposit Agreement(s), if any, provided pursuant to this Lease.

2.40         "Sales Taxes" means all goods and services, business transfer, multi-stage sales, sales, use, consumption, value-added or other similar taxes imposed by any federal, provincial or municipal government upon Landlord or Tenant in respect of this Lease, or the payments made by Tenant hereunder or the goods and services provided by Landlord hereunder including, without limitation, the rental of the Premises and the provision of administrative services to Tenant hereunder.

2.41         Intentionally Deleted.

2.42         "Substantially Complete", when applied to any Landlord's Work, means sufficiently completed to the point where Tenant may lawfully commence and proceed in the ordinary course with Tenant's Work without undue interference by Landlord. "Substantially Completed" and "Substantial Completion" shall have corresponding meanings.

2.42A       "Tenant's Business Hours" means the hours from 7:00 a.m. to 12:30 a.m. Monday through Friday and 8:00a.m. to 6:30p.m. on Saturdays as such hours maybe extended by the Tenant from time to time excluding holidays and subject to applicable Laws.

2.43         ''Tenant's Parties'' shall mean any Transferee or any of Tenant's or Transferee's servants, agents, employees, licensees, sub tenants, concessionaires or Persons for whom Tenant or the Transferee or any of them are in law responsible.

2.44         ''Tenant's Work'' has the meaning given to it in Schedule "H" attached hereto.

2.45         ''Term" shall have the meaning given to it in subsection l(b) hereof, as same may be extended pursuant to Section 7 of Schedule "C".

3.           NET LEASE

3.1           Net Lease

It is the intent of the parties hereto that, except as expressly herein set out, this Lease be a lease that is absolutely net to Landlord, and that Landlord shall not be responsible for any expenses or obligations of any kind whatsoever in respect of or attributable to the Premises or the Project.

4.           LEASE OF PREMISES

4.1           Premises

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises.

4.2           Term

The Term of this Lease shall commence on the Commencement Date and expire on the Expiry Date.

4.3           Acceptance of Premises

Tenant accepts the Premises in the state and condition in which they are received from Landlord "as is", except only to the extent of any deficiency in Landlord's Work in respect of the Premises, if any, expressly and particularly set out in a written deficiency list given by Tenant to Landlord within six (6) months after the Commencement Date, subject to any defect not readily discoverable within such period of six (6) months. Without limiting Landlord's obligations hereunder, Tenant shall use reasonable commercial efforts to notify Landlord of any deficiency in Landlord's Work which comes to its attention (excluding for greater certainty latent defects) on a timely basis. The foregoing shall not relieve Landlord from any of its maintenance, repair and replacement obligations specified in this Lease.

4.4           Licence to Use Common Facilities

Subject to all other relevant provisions of this Lease, Landlord grants to Tenant the non-exclusive licence during the Term to use for their intended purposes, in common with others entitled thereto, such portions of the Common Facilities as are reasonably required for the use and occupancy of the Premises for their intended purpose.

4.5           Quiet Enjoyment

Subject to all of the terms of this Lease and subject to Tenant's paying all Rent and performing all obligations whatsoever as and when the same are due to be paid and performed by Tenant, Tenant may peaceably possess and enjoy the Premises for the Term without interruption by Landlord or any Person claiming by, from or under Landlord. Subject to Landlord's rules and regulations and security requirements in effect from time to time, and further, subject to force majeure, maintenance requirements and requirements to repair and/or replace Project systems and infrastructure, Tenant shall be provided access to the Premises twenty-four (24) hours per day, seven (7) days per week, three hundred and sixty-five (365) days each year.

4.6           Fixturing of Premises

Tenant shall use commercially reasonable efforts, to fixture the Premises and commence business thereon, by the Commencement Date.

5.           RENT

5.1           Tenant to Pay

Tenant shall pay in lawful money of Canada at par at such address as shall be designated from time to time by Landlord Basic Rent and Additional Rent (all of which is herein sometimes referred to collectively as "Rent") as herein provided without any deduction, set-off or abatement whatsoever, except as is otherwise expressly provided for in this Lease, Tenant hereby agreeing, save as aforesaid, to waive any rights it may have pursuant to the provisions of Section 35 of the Commercial Tenancies Act (Ontario) or any other statutory provision to the same or similar effect and any other rights it may have at law to set-off. On the Commencement Date and the first day of each year thereafter and at any time when required by Landlord, Tenant shall deliver to Landlord as requested by Landlord either post dated cheques or a requisition for a pre authorized debit from Tenant's bank account in such form as reasonably required by Landlord, for all payments of Basic Rent and estimates by Landlord of Additional Rent or any portions thereof payable during the balance of such fiscal period. Notwithstanding the· foregoing, so long as Tenant is Loyalty Management Group Canada Inc. or a Permitted Transferee, the preceding sentence shall not apply and it is agreed and understood that Landlord shall not be entitled, nor have the right to request that Tenant pay Basic Rent or Additional Rent by way of either post-dated cheques or pre-authorized debit from Tenant's account during the Term or any Extension Term(s).

5.2           Rent and Management Fee

(a)	Tenant shall pay to Landlord Basic Rent in equal monthly instalments in advance on the first day of each month during the Term.

(b)
In addition to Basic Rent, Tenant shall pay to Landlord as Additional Rent: (i) all other amounts as and when the same shall be due and payable pursuant to the provisions of this Lease (all of which shall be deemed to accrue on a per diem basis); (ii) all other amounts payable pursuant to any other agreement or obligation between Landlord and Tenant in respect of the Premises as and when the same shall be due and payable; and (iii) the Management Fee. Tenant shall promptly deliver to Landlord upon request evidence of due payment of all payments of Additional Rent required to be paid by Tenant hereunder, to the extent same are payable to other than Landlord.

5.3           Deemed Rent and Allocation

(a)
If Tenant defaults in payment of any Rent (whether to Landlord or otherwise) or any Sales Taxes as and when the same are due and payable hereunder, Landlord shall have the same rights and remedies against Tenant (including rights of distress and the right to accelerate Rent in accordance with Section 16.1) upon such default as if such sum or sums were Rent in arrears under this Lease. All Rent and Sales Taxes shall, as between the parties hereto, be deemed to be Rent due or Sales Taxes due on the dates upon which such sum or sums were originally payable pursuant to Section 5.1 of this Lease.

(b)
No payment by Tenant or acceptance of payment by Landlord of any amount less than the full amount payable to Landlord, and no endorsement, direction or note on any cheque or other written instruction or statement respecting any payment by Tenant shall be deemed to constitute payment in full or an accord and satisfaction of any obligation of Tenant and Landlord may receive any such lesser amount and any such endorsement, direction, note, instruction or statement without prejudice to any of Landlord's other rights under this Lease or at law, whether or not Landlord notifies Tenant of any disagreement with or non acceptance of any amount paid or any endorsement, direction, note, instruction or statement received.

(c)
Tenant agrees that Landlord may, at its option to be exercised by written notice to Tenant at any time, and without regard to and notwithstanding any instructions given by or allocations in respect of such amounts made by Tenant, apply all sums received by Landlord from Tenant or any other Persons in respect of any Rent to any amounts whatsoever payable by Tenant and it is further agreed that any allocation made by Landlord, on its books and records or by written notice to Tenant or otherwise, may subsequently be re-allocated by Landlord as it may determine in its sole discretion, and any such allocation and re-allocation from time to time shall be final and binding on Tenant unless and to the extent subsequently re-allocated by Landlord.

5.4           Monthly Payments of Operating Costs and Realty Taxes

(a)
Landlord may from time to time by written notice to Tenant estimate any amount(s) payable by Tenant pursuant to any provisions of this Lease for the then current or the next following fiscal period, provided that Landlord may, in respect of any particular item, shorten such fiscal period to correspond to a shorter period within any fiscal period, where such item, for example Realty Taxes, is payable in full by Landlord over such shorter period. The amounts so estimated shall be payable by Tenant in advance in equal monthly installments over the fiscal period, such monthly installments being payable on the same day as the monthly payments of Basic Rent. Landlord may, from time to time, designate or alter the fiscal period selected in each case. Notwithstanding the foregoing, no change in the fiscal period shall result in Tenant paying a greater amount than that amount which would have been payable but for such change. As soon as practicable, not to exceed one hundred and eighty (180) days (it being hereby acknowledged that neither party shall be relieved of its obligations hereunder as a result of Landlord's failure to deliver such statement within such one hundred and eighty (180) day period) after the expiration of each fiscal period, Landlord shall make a final determination of the amounts payable by Tenant pursuant hereto for such fiscal period and shall furnish to Tenant, showing in reasonable detail the method by which the same has been calculated, a statement of the actual Operating Costs and Realty Taxes for such fiscal period ("Final Statement"). If the amount determined to be payable by Tenant as aforesaid shall be greater or less than the payments on account thereof made by Tenant prior to the date of such determination, then the appropriate adjustments will be made and Tenant shall pay any deficiency to Landlord within thirty (30) days after delivery of the Final Statement and the amount of any overpayment shall, at Landlord's option, be paid to or credited to the account of Tenant within thirty (30) days after the delivery of the Final Statement. For greater certainty, the parties shall reconcile Additional Rent as aforesaid in this Section 5.4(a) even if verification is proceeding in accordance with the verification protocol set forth in the balance of this Section 5.4.

(b)
Tenant shall have the right,' acting reasonably and bona fide, to be exercised by written notice to Landlord within one hundred twenty (120) days after receipt of a Final Statement for any fiscal period, to ask for further information or clarification regarding the contents of the Final Statement and reasonable supporting material to verify the contents thereof which is in Landlord's possession or control (collectively, the "Additional Information"); Landlord agrees to deliver such Additional Information to Tenant within sixty (60) days of receipt of Tenant's written request therefore. Any request for Additional Information made must be made by the Tenant herein or its authorized agent ("Agent") who shall be a nationally recognized chartered accounting firm and not a firm retained by Tenant on a contingency fee or guarantee basis or similar consulting firm that provides a guarantee of savings and, prior to receipt of any Additional Information, Tenant and its Agent shall be required to execute and deliver to Landlord Landlord's standard non-disclosure agreement then in effect. If Landlord fails to deliver the Additional Information within such sixty (60) day period, Tenant shall notify Landlord of such alleged failure to deliver the Additional Information and, if Landlord has in fact failed to deliver the Additional Information within such time, then Landlord shall use commercially reasonable efforts to deliver the Additional Information as soon as reasonably possible thereafter; and all dates hereinafter set forth shall be correspondingly delayed to reflect the number of days between receipt of such notice by Landlord and the delivery of the Additional Information by Landlord. Tenant agrees that it shall not be entitled to make any inquiries or seek any information or clarification or supporting materials regarding the contents of any Final Statement after such period of one hundred twenty (120) days following receipt of such Final Statement.

(c)
Tenant agrees that it shall not be entitled to make any claim, including the commencing of an action against Landlord, with respect to any Additional Rent charges payable hereunder for any fiscal period unless such claim is made within twelve (12) months after the date or which Landlord has delivered to Tenant a Final Statement or Additional Information, as the case may be, for such fiscal period; subject to any claim being made within the time as aforesaid, each Final Statement shall be final and binding on Tenant.

(d)
For charges for items under Landlord's control (excluding, without limitation, utilities, Realty Taxes and adjustments and re-assessments which may be charged at any time after the same are charged or finalized) Landlord shall have the right to charge for any adjustments to any of the same for any fiscal period, but only within a period of twelve (12) months following the date of the issuing by Landlord of the Final Statement for the fiscal period in which the cost of the same has been incurred and charged.

5.5           Adjustments

(a)	All amounts of Rent payable for less than a full month or year or payable for any period not falling entirely within the Term shall be adjusted between Landlord and Tenant on a per diem basis.

(b)
All amounts of Rent determined or estimated as an amount per square foot shall be adjusted between Landlord and Tenant based on the determination or re-determination from time to time, of Rentable Area of the Premises or other areas within the Project. The effective date of adjustment shall be: (i) in the case of the initial leasing of the Premises, the Commencement Date; (ii) in the case of a reconfiguration of areas within the Project, the effective date of such reconfiguration; and (iii) in the case of error, the date upon which such error became known to the parties.

6.           TAXES

6.1           Payment of Taxes

Landlord shall have the right to require Tenant to pay Realty Taxes and any other taxes which are Tenant's responsibility as set out herein to the relevant taxing authority or Landlord shall have the right to pay any such Realty Taxes or other taxes directly to such taxing authority without thereby affecting Tenant's obligation to pay or contribute to such Realty Taxes or other taxes. To the extent Realty Taxes are actually received by Landlord from Tenant, and subject to Landlord's rights herein to be able to contest or withhold same, Landlord shall pay same to the relevant taxing authority.

6.2           Taxes Payable by Tenant

Tenant shall pay to Landlord or the relevant taxing authority, as required by Landlord, all Realty Taxes levied, confirmed, imposed, assessed or charged (herein collectively or individually referred to as "charged") against or in respect of the Premises and all furnishings, fixtures, equipment, improvements and alterations in or forming part of the Premises, and including, without limiting the generality of the foregoing, any such Realty Taxes charged against the Premises in respect of Common Facilities.

6.3           Determination of Tenant's Taxes

Whether or not there is a separate bill for Realty Taxes charged against the Premises or a separate assessment, the Realty Taxes charged against the Premises shall be determined by Landlord and the cost of making such determination shall be included in Operating Costs. In making such determination Landlord shall have the right, but not the obligation, to allocate Realty Taxes to the Premises and all other portions of the Project by using such criteria as Landlord, acting reasonably and in consultation with its independent tax consultant, shall determine to be relevant including, without limitation:

(a)	the then current established principles of assessment used by the relevant assessing authorities;

(b)	assessments of the Premises and any other portions of the Project in previous periods of time;

(c)	the Proportionate Share;

(d)
any act, religion or election of Tenant or any other occupant of the Project which results in an increase or decrease in the amount of Realty Taxes which would otherwise have been charged against the Project or any portion thereof;

(e)	the quality of construction, use, location within the Project or income generated by the Premises and/or the assessor's valuation of the Premises or Project; and

(f)	tax classifications of tenants in the Project, as determined by Landlord.

Notwithstanding any other contrary provisions of this Lease, if, at any time during a fiscal period, any part of the Project is not one hundred percent (100%) occupied, the Realty Taxes shall be allocated by Landlord to the Building(s), the Common Facilities and the other components of the Project without regard to any credits which may be received or receivable by Landlord in respect of any vacant premises within the Project and without regard to any reduced tax rate for such vacant premises. Landlord may use an expert to assist it in making such determination and allocation and all cost incurred in so doing shall be included in Operating Costs.

Notwithstanding the foregoing, where there is a separate bill for Realty Taxes charged against the Premises or a separate assessment of the Premises, Tenant shall pay all Realty Taxes charged against the Premises based upon such separate bill or assessment, as well as the Proportionate Share of the amount by which all Realty Taxes charged against the Project exceeds Realty Taxes charged against Leasable Areas in the Project.

6.4           Business Taxes and Sales Taxes

(a)
Tenant shall pay as and when the same are due and payable all taxes, if any, reasonably allocated by Landlord which are attributable to the personal property, trade fixtures, income, occupancy, sales or business of Tenant or any other occupant of the Premises and to the use of the Premises by Tenant or any other occupant, whether or not charged against Landlord or the Premises.

(b)	Tenant shall pay to Landlord when due all Sales Taxes imposed on Landlord or Tenant, in respect of this Lease.

6.5           Tax Bills and Assessment Notices

Tenant shall promptly deliver to Landlord forthwith upon Tenant's receiving the same:
(a)	copies of all assessment notices, tax bills and any other documents received by Tenant related to Realty Taxes chargeable against or in respect of the Premises or the Project; and

(b)	receipts for payment of Realty Taxes and business taxes, if any, payable by Tenant directly to the taxing authority pursuant hereto.

On or before the expiry of each fiscal period, Tenant shall provide to Landlord evidence satisfactory to Landlord that all Realty Taxes and business taxes, if any, payable by Tenant directly to the taxing authority pursuant to the terms hereof up to the expiry of such fiscal period, including all penalties and interest resulting from late payment of Realty Taxes and business taxes, have been duly paid.

6.6           Contest of Realty Taxes

(a)
Realty Taxes, or the assessments in respect of Realty Taxes, which are the subject of any contest by Landlord shall nonetheless be payable by Tenant in accordance with the foregoing provisions hereof provided, however, in the event Tenant shall have paid any amount in respect of Realty Taxes in excess of the amount ultimately found payable as a result of the disposition of any such contest, and Landlord receives a refund in respect thereof, the appropriate amount (net of all costs incurred in obtaining such refund) of such refund shall be credited to the account of Tenant or paid to Tenant, net of any amounts then owing by Tenant to Landlord, where the Term has expired without renewal. Landlord's obligation to credit or pay such amounts shall survive the expiry or earlier termination of the Term.

Landlord may contest any Realty Taxes with respect to the Premises or any part or all of the Project and appeal any assessments related thereto and may withdraw any such contest or appeal or may agree with the relevant authorities on any settlement, compromise or conclusion in respect thereof and Tenant consents to Landlord's so doing. Tenant will co-operate with Landlord in respect of any such contest and appeal and shall make available to Landlord such information in respect thereof as Landlord requests. Tenant will execute forthwith on request all consents, authorizations or other documents as Landlord requests to give full effect to the foregoing.

If Tenant desires to contest any Realty Taxes or appeal any assessments related thereto collectively "Tax Appeal") it shall not do so without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, provided that Tenant shall not perform a Tax Appeal if Landlord is going to be doing so. If Tenant does perform a Tax Appeal, Tenant shall indemnify Landlord against all costs, fines, liabilities or damages, including, without limitation, any adverse results, incurred by Landlord or any other occupant of the Project arising out of such contest or appeal by Tenant. While any such Tax Appeal by Tenant is in progress, Tenant shall continue to pay Realty Taxes as if such Tax Appeal had not been commenced.

(b)
At Landlord's sole option, in lieu of including the same in Operating Costs, Tenant shall pay, as Additional Rent, its share of the costs of investigating and contesting Realty Taxes and/or assessments on the following basis: (i) Proportionate Share; (ii) as allocated based on Realty Taxes payable by Tenant pursuant hereto; or (iii) based on any tax savings realized as a result of such investigation and contesting of Realty Taxes and/or assessments in respect thereof

7.           OPERATING COSTS

7.1           Tenant's Payment of Operating Costs

Tenant shall pay to Landlord the Proportionate Share of Operating Costs.

7.2           Excess Costs

(a)	It: by reason of:

(i)	the particular use or occupancy of the Premises or any of the Common Facilities; or

(ii)	the requirement for any services beyond building standard services, such as, without limitation, waste removal;

additional costs in the nature of Operating Costs such as, without limitation, costs of: insurance (including insurance increases incurred by tenants of the Project); security; after-hours services; and/or waste disposal, are incurred in excess of the costs which would otherwise have been incurred for such items, then Landlord shall have the right, but not the obligation, to determine such excess costs on a reasonable basis ("Excess Costs") and require Tenant to pay such Excess Costs, plus fifteen percent (15%) of the amount thereof.

(b)
If Tenant or any other tenant of the Project, pursuant to its lease or otherwise by arrangement with Landlord, provides at its cost any goods or services the cost of which would otherwise be included in Operating Costs, or if any goods or services the cost of which is included in Operating Costs benefit any portion of the Project to a materially greater or lesser extent than any other portion of the Project, then either the denominator for determining a Proportionate Share, or alternatively the amount of Operating Costs, may be adjusted as determined by Landlord, at its option, to provide for the equitable allocation of the cost of such goods and services among the tenants of the Project.

8.           USE OF PREMISES

8.1           Permitted Use

Tenant covenants that it shall not use and shall not cause, suffer or permit the Premises to be used for any purpose other than as described in subsection l (i) hereof Tenant acknowledges that Landlord is making no representation or warranty as to Tenant's ability to use the Premises for its intended use and Tenant shall, prior to executing this Lease, perform such searches and satisfy itself that its use is permitted under all applicable Laws and that Tenant will be able to obtain an occupancy permit, if required.

8.2           Conduct of Business

Tenant shall conduct its business in the Premises in a reputable manner, in keeping with the Building Standard.

8.3           Tenant's Fixtures

The trade fixtures, furnishings and equipment installed by Tenant shall be at least equal to the Building Standard. Tenant shall not remove any trade fixtures or other contents from the Premises during the Term except that Tenant may, provided it is not in default beyond any applicable cure period, remove trade fixtures or contents in the ordinary course of business or for the purpose of replacing them with others at least equal in value and function to those being removed.

8.4           Signs

Except as permitted by Section 5 of Schedule "C", Tenant shall not erect, install or display any sign or display on or visible from the exterior of the Premises except for one building standard sign on or at (as applicable) the main entry door to the Premises to be installed by Landlord at Landlord's cost for initial installation only (it being hereby acknowledged and agreed that any modifications to such initial installation shall be installed by Landlord at Tenant's cost to be paid forthwith upon request).

8.5           Prohibited Uses

Tenant shall not cause, suffer or permit the Premises or any part thereof to be used at any time during the Term for any of the following sales, businesses or activities:

(a)	any retail or wholesale sales activities which require attendance b)' customers at the Premises for pick up or payment;

(b)	any auction other than on-line auctions;

(c)	any sale of tickets for theatre or other entertainment events or lottery tickets which require attendance by customers at the Premises for pick up or payment;

(d)
any use which would result in people waiting in Common Facilities to enter the Premises or any other type of business or business practice which would, in the opinion of Landlord, acting reasonably and bona fide, tend to materially, adversely lower the character or image of the Project or any portion thereof;

(e)	Intentionally Deleted;

(f)
a school or training centre of any kind, (provided that this sub clause (f) shall not be applicable to Loyalty Management Group Canada Inc. and/or Permitted Transferee in connection with its use expressly permitted hereby); or

(g)	any use which might:

(i)	result in an actual or threatened cancellation of or adverse change in any policy of insurance of Landlord or others on or related to the Project or any part or contents thereof; or

(ii)	be prohibited by any policy of insurance of Landlord or any others in force from time to time in respect of the Project or any part or contents thereof.

The inclusion of the foregoing provisions of this Section 8.5 shall not be deemed to be a covenant, representation or warranty of Landlord that any of the foregoing activities will not be authorized by Landlord to be conducted on any part of the Project.

8.6           Waste Removal

Tenant shall not allow any refuse, garbage or any loose, objectionable material to accumulate in or about the Premises or the Project. Tenant at its expense shall at all times comply with Landlord's rules and regulations regarding the separation, removal, storage and disposal of waste for the Premises. Landlord shall have the option to take over the function of separating, removing and/or disposing of the waste and the cost to Landlord of same shall be included in Operating Costs. Tenant shall be responsible for all costs of removal of waste from the Premises other than costs of routine waste removal included in Operating Costs.

8.7           Waste, Nuisance and Hazardous Substances

(a)
Tenant shall not cause, suffer or permit any waste or damage to the Premises or Leasehold Improvements, fixtures or equipment therein nor permit any overloading of the floors thereof and shall not use or permit to be used any part of the Premises for any dangerous, noxious or offensive activity or any activity which involves dangerous, noxious or offensive goods and shall not do or bring anything or permit anything to be done or brought on or about the Premises or the Project which results in undue noise or vibration or which Landlord may reasonably deem to be hazardous or a nuisance or annoyance (including, for greater certainty, labour disturbances) to any other tenants or any other Persons permitted to be on the Project (collectively "Nuisance") or which may give rise to any Hazardous Substance in or about the Premises in excess of quantities permitted under Laws. If Landlord determines that any Nuisance or Hazardous Substance in excess of quantities permitted under Laws exists on or emanates from the Premises, Tenant shall forthwith on notice remedy the same. Tenant shall take every reasonable precaution to protect the Premises and the Project from risk of damage by fire, water or the elements or any other cause.

(b)
Subject to Sections 4 and 5 of Schedule "C", Tenant shall not, and shall not permit anyone else to, place anything on the roof of the Building or go on to the roof of the Building for any purpose whatsoever, without Landlord's prior written approval, which may be arbitrarily withheld in Landlord's sole discretion.

(c)
Tenant shall not use any advertising, transmitting or other media or devices which can be heard, seen, or received outside the Premises, except for usual business communications such as facsimile transmission, e-mail and internet use;

(d)
Tenant shall be solely responsible for, and shall indemnify and save harmless Landlord and Landlord's Parties, from and against all Liabilities caused by or resulting from any Hazardous Substance at any time on or affecting the Premises or the Project resulting from (i) any act or omission of Tenant or any Tenant's Parties on the Project, or (ii) any act or omission of Tenant or any other Person on the Premises (save and except Landlord and Landlord's Parties), or (iii) save and except to the extent caused by Landlord and Landlord's Parties, any activity or substance on or generated from the Premises during the Term, and any period prior to the Term during which the Premises were used or occupied by or under the control of Tenant and any period of time following the Expiry Date that Tenant and/or Tenant's Parties use or occupy the Premises for any purpose,· and Tenant shall be responsible for the clean-up and removal of any of the same and any Liabilities caused by the occurrence, clean-up or removal of any of the same, and Tenant shall indemnify Landlord in respect thereof;

(e)
As at the date hereof, to the best of the information, knowledge and belief of the individuals executing this Lease on behalf of Landlord, without due inquiry, Landlord is not in receipt of any notice of non-compliance of the Project with any Laws which are not in the process of being remedied;

(f)
Notwithstanding anything contained in this Lease to the contrary, Tenant shall not be liable for any Hazardous Substances: (i) at any time on or affecting the Premises or the Project resulting from any act or omission of Landlord or any Landlord's Parties; (ii) at any time on or affecting the Project other than the Premises resulting from any act or omission of any party other than Tenant or any Tenant's Parties; or (iii) which existed in the Premises or the Project and were in contravention of applicable Laws as at the date upon which Tenant assumed possession of all or any portion of the Premises for any purpose;

(g)
Tenant acknowledges having received from Landlord a copy of its confidential Phase I Environmental Site Assessment prepared by Golder Associates Ltd. dated April, 2004 (the "ESA''), relating to the Lands and a number of other properties in the vicinity thereof; Tenant shall retain such· ESA in strict confidence, but shall be permitted to provide a copy thereof to its professional advisors, on a "need to know" basis, provided that such advisors retain the same in strict confidence.

8.8           Compliance with Laws

(a)	Tenant shall use the Premises, and shall perform all maintenance, repairs and replacements thereto, in such manner as shall be required by or in compliance with all applicable Laws.

(b)
Tenant shall provide Landlord with evidence satisfactory to Landlord acting reasonably that Tenant has obtained and is complying with the terms of all applicable licenses, approvals and permits from time to time.

(c)
Notwithstanding the foregoing, Landlord shall be responsible at its sole cost and expense for any remediation required by Laws in respect of any work done by it or on its behalf in the Project (including, without limitation, in the Premises), which was not done in compliance with the requirements of Laws in existence at the time of the performance of such work, to the extent that the original cost of performing such work, together with the cost of any required remediation exceeds what would have been the costs of such work had such work been completed in compliance with applicable Laws in the :first instance.

8.9           Telecom and Wireless Services

(a)
Tenant shall not utilize any telephone, data or other network and telecommunications services (collectively, "Telecom Services") which require the installation of any wiring or other connections or transmission services between the Premises and any other part of the Project, without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, it being acknowledged that it shall be reasonable for Landlord to withhold its consent if there is insufficient space within the Building risers, if any, or other conduits, to accommodate such additional Telecom Services. At Landlord's option, any third party telecommunications service provider which is not already providing services to other tenants of the Project shall, as a condition to being permitted to provide such service to the Premises, enter into a license agreement with Landlord on Landlord's standard form, entitling such party to connect to or transmit to or from the Premises, provided that such third party telecommunications service provider shall not be required to pay a license fee to Landlord. Any reasonable costs incurred by Landlord in documenting such agreement, specifically at the request of or for the benefit of Tenant, shall be paid for by Tenant, as Additional Rent on demand.

(b)
Regarding the use of any Telecom Services in the Building or elsewhere on the Project, Landlord shall be entitled to establish rules and regulations for the use of the same by Tenant and other occupants of the Project. Tenant shall cooperate with Landlord and all other such users, as requested by Landlord, acting reasonably, so as to avoid or eliminate any interference caused by any Telecom Services of Tenant in the event of any dispute between Tenant and any other users of Telecom Services relating to the interference by Telecom Services used by any party with those used by any other party, Landlord shall have the authority, acting reasonably and equitably, to make any determination as to the manner of avoiding or eliminating any such interference, and Tenant shall comply with any such determination by Landlord.

8.10           Deliveries

All deliveries to and from the Premises, and loading and unloading of goods, merchandise, refuse, materials and any other items, shall be made only by way of such driveways, access routes, doorways, corridors and loading docks as Landlord may from time to time designate and shall be subject to all applicable rules and regulations made by Landlord from time to time pursuant to this Lease.

9.           SERVICES AND UTILITIES

9.1           Utilities, Heating and. Air Conditioning

(a)
Subject to interruption beyond its control, Landlord will provide all utility services for normal office-type use of the Premises at all times. All expenses relating to such usual use will, except to the extent otherwise expressly provided herein, form part of Operating Costs and will be payable by Tenant in accordance with the applicable provisions of this Lease.·

(b)
As at the date hereof, hydro supplied to the Premises is planned to be measured by separate meters and Tenant shall pay to Landlord or to the supplier of such utilities, as Landlord directs, the cost of such hydro consumption in the Premises, as Additional R.ent, on the basis of such actual consumption. Unless prohibited by the relevant utility supplier, gas and water may be sub-metered at Tenant's request and at Tenant's cost, in which case the charges for the consumption thereof shall be paid by Tenant to Landlord.

(c)
Provided same have been constructed in accordance with Landlord's obligations in respect of the Landlord's Work. Tenant's use of any utilities shall not exceed the available capacity of the existing systems from time to time. If Tenant desires at any time to obtain any such utilities or HVAC in excess of such available capacity, Tenant may supply and install at its expense any special wires, conduits or other equipment necessary to provide such additional capacity subject to the prior written consent of Landlord. Provided same have been constructed in accordance with Landlord's obligations in respect of Landlord's Work. If consumption of utilities on the Premises should, at any time, overload the availability capacity of the existing systems, Tenant shall be responsible for all costs incurred by Landlord in respect of same and Tenant agrees to indemnify and save harmless Landlord from and against any and all costs, losses, claims, expenses, damages and liability whatsoever incurred by Landlord as a result of the overloading of such systems.

(d)
To the extent any utility is not measured by way of separate· meters or sub-meters, Landlord, acting reasonably, shall allocate the cost of same among the various users thereof. If Landlord, acting reasonably, determines Tenant to be an excess consumer of any such utility (not separately metered or sub-metered) in the Premises, at Landlord's option, Tenant shall install at its expense a separate meter or check meter to measure the consumption of same, the type of meter and location to be as determined by Landlord.

(e)
To the extent not prevented as a result of Landlord's default in its obligations under Section 9.l(f) below, Tenant shall operate the HVAC equipment within or serving the Premises ("HVAC Units") in such manner so as to maintain such reasonable conditions of temperature and air circulation within the Premises at all times during the Tenant's Business Hours. Tenant shall comply with all rules and regulations as Landlord shall make from time to time respecting the maintenance, repair and operation of all such HVAC Units.

(f)
Landlord will be responsible for periodic inspection and general maintenance and repairs of the HVAC Units so that they are able to provide at all times during the Tenant's Business Hours reasonable conditions of temperature and air circulation (provided that same shall not be impaired by improper air balancing for which air balancing Tenant is responsible), within their original specifications, the costs for which shall be included in Operating Costs, subject to the definition thereof. In addition thereto, any replacement of the HVAC Units which may from time to time be required, as determined by Landlord, shall be completed by Landlord, the costs for which shall be included in Operating Costs, subject to the definition thereof; except to the extent to which such replacements are necessitated due to the act or omission of Tenant or Tenant's Parties, in which event Tenant shall, except as is otherwise expressly provided for in this Lease, be responsible for the cost of same, plus fifteen percent (15%) of such cost as Landlord's overhead, as Additional Rent, payable to Landlord forthwith -upon demand therefore.

9.2           Exclusive Supplier

Landlord shall have the right, to be exercised by written notice to Tenant, to require that Landlord be the exclusive supplier, at Tenant's expense, of such materials or services for Tenant in respect of the Premises and the Project not otherwise expressly provided for in this Lease as Landlord may designate from time to time ("Services") including, without limitation: any work to be completed on the roof; replacement of tubes, bulbs and ballasts; any services requiring drilling or otherwise penetrating floors, walls and ceilings; janitorial services; and locksmithing . arrangements (but excluding security arrangements). If Landlord does not require that it be the supplier of Services, only Persons approved by Landlord, acting reasonably, may supply Services to Tenant and the provision of such Services by such Persons shall be subject to reasonable rules and regulations established by Landlord from time to time.

10.           MAINTENANCE, REPAIRS AND ALTERATIONS

10.1           Maintenance and Repairs of Premises

At all times throughout the Term, Tenant, at its sole expense, shall perform or cause to be performed as required hereby such maintenance, repairs and replacements to keep the interior of the Premises and all the contents thereof to Building Standard, and in accordance with all Laws, but excluding: (i) the maintenance, repair and replacement obligations of Landlord expressly provided for in this Lease; (ii) reasonable wear and tear as would be permitted by a prudent owner which in any event does not detract from the overall Building Standard of the Premises or the function of any systems, facilities or improvements therein; (iii) all maintenance, repairs and replacements, covered by Warranty during the applicable Warranty Period as these terms are defined in Section 1 of Schedule "H" hereto; (iv) all repairs and replacements to the Premises or any part thereof to the extent that any damage is caused thereto by the act, fault, default or negligence of Landlord or Landlord's Parties or as a result of the breach by Landlord of any of its obligations pursuant to this Lease or any covenant, warranty or representation of the Landlord contained in this Lease, to the extent not covered by insurance carried by Tenant or insurance required by the terms hereof to be carried by Tenant; and (v) all repairs and replacements to all or any part of the Project for which the Landlord is required to insure against under the terms of this Lease or is otherwise insured for (together, the "Excluded Repairs"). For the purposes of this Section 10.1 only, Premises shall not include utility rooms and base Building mechanical and electrical systems, whether or not located within the Premises.

10.2           Approval of Repairs and Alterations

(a)
Tenant shall not make any repairs, replacements, changes, additions, improvements or alterations (collectively "Alterations") to the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld unless such proposed Alterations might: (i) in any way affect the demising walls or entrances of the Premises or Base Building Services or the coverage of the Project for zoning purposes; or (ii) in any way affect parking requirements for the Project, in any of which cases such consent may be withheld unreasonably and in Landlord's sole discretion.

Notwithstanding anything contained in the foregoing, provided Tenant is Loyalty Management Group Canada Inc. and/or a Permitted Transferee and is not then in default beyond any applicable cure period, Tenant shall have the right to make non-structural Alterations (such as painting and carpeting) without the prior written consent of but on prior written notice to Landlord, but only so long as such Alterations: (A) do not affect any of the items referred to in subsections (i) and (ii) of this subsection 10.2(a); (B) do not require a building permit; and (C) do not cost in excess of $75,000.00 for the first year of the Term, increased annually thereafter by $1,500.00.

(b)
With its request for Landlord's consent, Tenant shall submit to Landlord details of the proposed Alterations including permit-ready plans and specifications prepared by qualified architects or engineers. Such Alterations shall be completed in accordance with the permit-ready plans and specifications approved in writing by Landlord and in accordance with the Tenant Design Criteria Manual, if any, for the Project, to the extent not inconsistent with the express provisions of this Lease.

(c)
All Alterations shall be planned and completed in compliance with all Laws and Tenant shall, prior to commencing any Alterations, obtain at its expense, all necessary permits and licenses and provide evidence thereof satisfactory to Landlord. Tenant hereby agrees to indemnify and save harmless Landlord from and against any damages, penalties, fines, claims, losses or liabilities whatsoever incurred by Tenant as a result of any delays in commencing and/or completing Alterations as a result of delays incurred in receiving required permits therefore.

(d)	Tenant shall, prior to the commencement of any such Alterations which require Landlord's prior written consent, furnish to Landlord at Tenant's expense:

(i)	such evidence as reasonably required by Landlord of the projected cost of Alterations and Tenant's ability to pay for same as and when due; and

(ii)
such indemnification against costs, liens and damages as Landlord shall reasonably require including, if required by Landlord, a performance bond in such terms and issued by such company as shall be acceptable to Landlord in its sole discretion in an amount at least equal to the estimated cost of such Alterations, guaranteeing completion of such Alterations within a reasonable time, free and clear of any liens or encumbrances.

Notwithstanding anything contained in the foregoing to the contrary, Loyalty Management Group Canada Inc. and/or a Permitted Transferee shall not be required to post a performance bond.

(e)
All Alterations shall be performed at Tenant's cost, promptly and in a good and workmanlike manner and in compliance with Landlord's rules and regulations by competent contractors or workmen who shall be approved by Landlord, acting reasonably, and who shall, if necessary to avoid labour disruption, be compatible with the labour affiliation, if any, of Landlord's contractors and workers working in the Building.

(f)
Unless expressly authorized by Landlord in writing to the contrary, all Alterations which, under applicable Laws, may not be undertaken without a building permit, or which might affect the structure or any Base Building Services (any of which is hereby termed a "Major Alteration") shall, at Landlord's option, be performed at Tenant's expense by Landlord or by contractors designated by Landlord and under Landlord's supervision and under the supervision of a qualified architect or engineer approved by Landlord, in advance. For each Major Alteration, Tenant shall, pay to Landlord forthwith upon request the aggregate of:

(i)
the sum of all out-of-pocket amounts paid or payable by Landlord in connection with such Major Alterations including, without limitation, the cost of such Major Alterations and all costs incurred by any contractors, architects and/or engineers engaged by Landlord to perform and/or supervise such Major Alterations, prepare and/or review plans, drawings and specifications for such Major Alterations, all of whose costs shall be reasonably competitive in the marketplace for comparable services, comparably performed;

(ii)
to the extent that Landlord is utilizing its internal personnel and is not hiring an external contractor, all reasonable charges of Landlord for its own personnel, which charges shall be reasonably competitive in the marketplace for comparable services, comparably provided; and

(iii)	ten percent (10%) of all costs incurred by Landlord pursuant to the provisions of subsection 10.2(f)(i) above ("Supervision Fee").

Notwithstanding anything contained in the foregoing to the contrary, there shall be no Supervision Fee associated with Landlord's review and/or approval of any of the plans, drawings and specifications for any Tenant's Work but Tenant shall continue to be responsible for payment of the Supervision Fee on the actual cost of any portion of Tenant's Work which constitutes a Major Alteration, to the extent to which Landlord elects to have same performed by Landlord or by contractors designated by Landlord and under Landlord's supervision and under the supervision of a qualified architect or engineer approved by Landlord in advance, and Tenant shall continue to be responsible for payment to Landlord of all out-of-pocket costs incurred by Landlord in connection with Tenant's Work.

(g)
All Alterations (including Major Alterations), the making of which might disrupt other tenants or occupants of the Project or the public, shall be performed outside of Business Hours, except for original Tenant's Work.

(h)
If Tenant performs any Alterations (including Major Alterations) without compliance with all of the foregoing provisions of this Article 10, Landlord, without prejudice to and without limiting Landlord’s other rights pursuant to this Lease and at law, shall have the right to require Tenant to remove such Alterations forthwith and either restore the Premises to the condition in which they existed prior to such Alterations or to require Tenant to perform such Alterations in compliance with the foregoing provisions of this Article 10.

(i)	Tenant shall deliver to Landlord complete Auto-Cad drawings of Tenant's Work (if any), and any subsequent Alterations (including Major Alterations) thereto, upon completion thereof.

(j)
Tenant shall ensure that all cabling installed in the Building in connection with Tenant's business in or use of the Premises is appropriately labeled. For greater certainty, installation of flammable cabling shall be strictly prohibited.

(k)
Tenant shall pay to Landlord forthwith upon request all of Landlord's reasonable out-of-pocket costs (plus ten percent (10%) of such costs as Landlord's overhead) incurred in dealing with Tenant's request for Landlord's consent to any Alterations (whether or not such consent is granted and without duplication of any costs set forth in subsection 10.2(f) above), and in inspecting and supervising any such Alterations including, without limitation, fees of architects, engineers and designers; the aforementioned charge often percent (10%) shall not apply to the original Tenant's Work to be performed at the commencement of the Term.

10.3           Notice by Tenant

Upon becoming aware of same, Tenant shall give reasonably prompt written notice to Landlord of any accident, defect, damage or deficiency in any part of the Premises or the Project, notwithstanding that Landlord may have no obligation in respect of the same. The provisions of this Section 10.3 shall not be interpreted so as to imply or impose any obligation whatsoever upon Landlord.

10.4           Ownership of Leasehold Improvements

All Leasehold Improvements in the Premises (whether pre-existing on the Delivery Date, installed by Tenant or by Landlord on Tenant's behalf) are, and shall forthwith upon the installation thereof become (as the case may be), the absolute property of Landlord without compensation therefore and without Landlord's having or thereby accepting any responsibility in respect of the maintenance, repair or replacement thereof, all of which shall be Tenant's responsibility, except as is otherwise expressly provided for in this Lease.

10.5           Construction Liens

Tenant shall make all such payments and take all such steps as may be necessary to ensure that no lien or other charge or claim therefore or certificate of action in respect thereof (any of which is herein referred to as "Lien") is registered against the Project or any portion thereof or against either Landlord's or Tenant's interest therein as a result of any work done for, or services or material supplied to, Tenant, or in respect of the Premises. Tenant shall cause any such registrations to be discharged or vacated immediately after notice from Landlord, or within ten (10) days after registration, whichever is earlier.

Tenant shall indemnify and save harmless Landlord from and against any liabilities, claims, liens, damages, costs or expenses, including legal expenses, arising in connection with any work done for or services or materials supplied to Tenant or in respect of the Premises.

If Tenant permits any such lien registration or fails to cause any such registration to be discharged or vacated as aforesaid then, in addition to any other rights of Landlord, Landlord may, but shall not be obliged to, discharge or vacate the same by paying into court the amount claimed to be due together with any other amounts and all amounts so paid and all costs incurred by Landlord, including legal fees and disbursements, in thus arranging for the discharging or vacating of any such Lien shall be paid by Tenant to Landlord forthwith upon demand together with reasonable compensation to Landlord for administration in respect thereof

10.6         Landlord's Repairs

Subject to the provisions of Article 12 herein, and subject to Tenant's obligations hereunder, Landlord shall operate, maintain, repair and/or replace, as the case may be, in accordance with all Laws: (a) the Structure and exterior walls and roof membrane of the Building; (b) the transportation, sewer and drainage equipment and Base Building Services forming part of the Project (including, without limitation, Base Building Services located within the Premises and Common Facilities of the Project); and (c) the Common Facilities to the extent, in each instance, required to maintain Building Standard. Landlord's costs of compliance with this Section 10.6 shall be included in Operating Costs to the extent provided in the definition thereof. Landlord covenants and agrees to promptly effect all Excluded Repairs in a good and workmanlike manner as would a prudent owner and in accordance with the Building Standard, the costs for all of which shall be included in Operating Costs, to the extent not excluded by the definition thereof.

11.           END OF TERM

11.1           Vacating of Possession

Forthwith upon the expiry or earlier termination of the Term, Tenant shall peaceably deliver to Landlord vacant possession of the Premises in the condition in which Tenant is required to keep the Premises during the Term pursuant hereto and shall leave the Premises in a neat, clean and broom swept condition and Tenant shall deliver to Landlord all keys for the Premises and all keys or combinations to locks on doors, safes or vaults in the Premises.

11.2           Removal of Trade Fixtures

Provided Tenant is not in default hereunder beyond any applicable cure period, or otherwise as required by Landlord, Tenant shall, at the expiry or earlier termination of the Term, remove its trade fixtures and all other personal property from the Premises and shall repair any damage caused by the installation and/or removal thereof. If, at the expiry or earlier termination of the Term, Tenant does not remove its trade fixtures or any of its other property from the Premises, Landlord shall have no obligation in respect of any such trade fixtures or property and may sell or destroy the same or have them removed or stored at the expense of Tenant or dispose of them in any other manner whatsoever as may be determined by Landlord in its sole discretion; at the option of Landlord, such trade fixtures or property not removed at the expiry or earlier termination of the Term shall become the absolute property of Landlord without payment of any compensation therefore to Tenant and may be dealt with by Landlord in such manner as it determines.

11.3           Removal of Leasehold Improvements

(a)
Prior to expiry or forthwith on the earlier termination of this Lease, Tenant shall, except as expressly provided in Section 6 of Schedule "C' of this Lease, remove any or all of such Non Standard Leasehold Improvements from the Premises as required by Landlord and in so doing shall repair all damage resulting from, and shall restore the portion of the Premises from which same have been removed to the condition in which they existed prior to the installation and removal of all of the foregoing ("Restoration''). Save as aforesaid, Tenant shall have no obligation to remove or bear the costs of removal of any other Leasehold Improvements from the Premises at the expiry or earlier termination of this Lease nor restore the Premises to a base building condition.

(b)	At Landlord's option, Landlord shall have the right, at Tenant's cost to be paid forthwith upon demand, to perform such Restoration.

(c)	Tenant shall co operate with Landlord in its completion of a move-out inspection prior to the expiry or earlier termination of this Lease.

11.4           Overholding by Tenant

(a)	(i)
If Tenant remains in possession of all or any part of the Premises after the expiry of the Tenn. with the written consent of Landlord but without any further written agreement, this Lease shall not be deemed thereby to have been renewed or extended and Tenant shall be deemed conclusively to be occupying the Premises as a monthly tenant on the same terms as set forth in this Lease so far as they would be applicable to a monthly tenancy except the monthly Rent shall be one hundred and twenty-five percent (125%) of an amount determined by taking 1112 of the Last Year's Rent.

(ii)
If Tenant remains in possession of all or any part of the Premises after the expiry of the Tenn. without the express written consent of Landlord, Landlord's acceptance of Rent after the expiry of the Term shall not constitute Landlord's consent to such overholding and, in such case and until such time as the parties enter into a written agreement which provides otherwise, Tenant shall be required to pay a monthly Rent calculated at one hundred and :fifty percent (150%) of the Last Year's Rent.

(b)
If any of the obligations of Tenant pursuant to this Lease have not been completed by the expiry or earlier termination of this Lease (''End of Term"), such obligations shall survive such End of Term and Tenant shall continue to be responsible for the same. Notwithstanding the foregoing, Landlord, at its option, may perform any such obligations which have not been completed on or before the End of Tenn. (other than the payment of Rent), the cost of which, plus fifteen percent (15%) of such cost, shall be paid by Tenant to Landlord forthwith upon request. During any period following the End of Term in which such obligations are being performed either by Tenant or by Landlord on Tenant's behalf, Tenant shall pay all Rent, including Basic Rent as provided in subsection 11.4(a)(ii) above, as though Tenant was overholding beyond the End of Tenn. without the consent of Landlord, for the period from the date upon which the End of Term occurs, to the last day of the month in which all of such obligations have been completed.

12.            DAMAGE AND DESTRUCTION

12.1            Damage to Premises or Project

If the Premises or the Project are damaged or destroyed, in whole or in part, by fire or any other occurrence, this Lease shall no less continue in full force and effect and there shall be no abatement of any item included in Rent except as expressly provided in this Article 12, and the following provisions of this Article 12 shall apply.

12.2            Damage to Premises

(a)
If there is damage and/or destruction ("Damage") to the Premises such as to render the whole or any part of the Premises unusable or inaccessible for the purpose of Tenant's use and occupancy thereof, Landlord shall deliver to Tenant within sixty (60) days following the occurrence of such Damage the Architect's written .opinion as to. whether or not the same is capable of being repaired, to the extent of Landlord's repair obligations hereunder, within one hundred eighty (180) days following Landlord's receipt of all permits required for the repair or reconstruction of such Damage ("Actual Construction Time"), Landlord agreeing to act prudently and diligently in obtaining any such required permits.

(b)
If this Lease is not terminated as herein in this Article 12 provided, Landlord shall diligently proceed to perform such repairs to the Premises to the extent of its express obligations pursuant to Section 10.6 hereof and Tenant, commencing as soon as is practicable but without interfering with Landlord's repair$, shall diligently proceed to perform such repairs as are Tenant's responsibility pursuant hereto. In any event, within a reasonable period (having regard to the nature of Tenant's work) after Landlord has completed its repairs to the Premises to the point where Tenant could commence its repair work or commence the conduct of business on the Premises, Tenant shall complete its repairs to the Premises and shall fully fixture the Premises and recommence the operation of Tenant's business as permitted and required pursuant hereto.

(c)	If:

(i)	in the Architect's opinion, the Premises are not capable of being repaired by Landlord as aforesaid within one hundred eighty (180) days of Actual Construction Time; or

(ii)	Intentionally Deleted; or

(iii)
such Damage occurs within one (1) year prior to the expiry of the Tenn. and either there are no remaining rights in favor of any party hereto to extend or renew this Lease or any party hereto having the right to renew or extend this Lease fails to do so within fifteen (15) days of being requested to do so by the other party, following the occurrence of such Damage (it being acknowledged that any express notice provisions for same would thereby be waived), or

(iv)
the cost of repairing such Damage exceeds by fifty percent (50%) or more the amount of insurance proceeds made available to Landlord therefore, or which would have been made available if Landlord would have complied with its obligations hereunder and for the purposes hereof deductible amounts shall be deemed to be insurance proceeds made available or which would have been made available to Landlord, then,

(1)         Landlord may elect, by written notice to Tenant, and,

(2)	in the case of subsection 12.2(c)(i) and (iii) above only, Tenant may elect, upon written notice to Landlord,

in both cases within thirty (30) days after delivery by Landlord of the opinion provided for in subsection 12.2(a) above in the case of subsection 12.2(c)(i) above, or the determination of the applicable events in subsections 12.2(c)(iii) or (iv) above, as the case may be, to terminate this Lease, whereupon, in the event of any such termination by either Landlord or Tenant, Tenant shall immediately surrender possession of the Premises and Basic Rent and all other payments for which Tenant is liable pursuant hereto shall be apportioned to the effective date of such termination, subject to the provision for abatement set forth in subsection 12.2 (d) below.

(d)
If the Damage is such as to render the whole or any part of the Premises unusable or inaccessible in whole or in part for the purpose of Tenant's use and occupancy, as permitted hereby, then the Rent payable hereunder shall abate to the extent that Tenant's use and occupancy of and/or ability to access the Premises is in fact thereby diminished, which determination shall be made by the Architect, until the earlier of: (i) the one hundred twentieth (120th) day after the Premises are ready for Tenant to commence its repairs to the Premises as determined by the Architect; and (ii) the date on which Tenant first commences the conduct of business in any part of the Premises which had been Damaged following the date of the occurrence of such Damage.

12.3            Damage to Project

If fifty percent (50%) or more of the Rentable Area of the Project is Damaged and cannot be repaired within one hundred and twenty (120) days of Actual Construction Time, in the opinion of the Architect, to be delivered within sixty (60) days thereafter, whether or not there is any Damage to the Premises, and if Landlord considers it undesirable to continue the operation of the Project as same was operated prior to such damage, Landlord may, at its option, elect and provided it contemporaneously terminates the leases of all other tenants of the Project, by written notice given to Tenant within sixty (60) days after delivery of the Architect's opinion, as aforesaid, to terminate this Lease as of a date specified in such notice, which date shall be not less than ninety (90) days and not more than one hundred eighty (180) days after the giving of such notice, in which event Tenant shall vacate and surrender possession of the Premises by not later than the said date of termination, and Basic Rent and all other payments for which Tenant is liable pursuant to this Lease shall be apportioned to the effective date of termination, subject to the provision for abatement set forth in subsection 12.2(d) above. If Landlord does not so elect to terminate this Lease, Landlord shall diligently proceed to repair and rebuild the Damage to the extent of its obligations pursuant hereto.

12.4            Restoration of Premises or Project

If there is Damage to the Premises or the Project and if this Lease is not terminated pursuant hereto, Landlord, in performing its repairs to the Premises or the Project as required hereby, shall not be obliged to repair or rebuild in accordance with the plans or specifications for the Premises or the Project as they existed prior to such Damage but Landlord may repair or rebuild the same in accordance with any plans and specifications chosen by Landlord, acting reasonably, provided that Tenant's use and occupancy of and access to the Premises, the size, quality and location of the Premises and the general overall quality of the Project are not materially detrimentally affected by any difference in plans, specifications or form of the Premises or the Project from such plans, specifications and form as the same existed immediately prior to the occurrence of such Damage.

12.5            Determination of Matters

For the purposes of this Article 12, all matters requiring determination such as, without limitation, the extent to which any area(s) of the Premises or the Project are Damaged or are rendered inaccessible, or the times within which repairs may be made, shall be determined by the Architect and such determination shall, in the absence of manifest error, be final and binding on the parties.

13.            INSURANCE AND INDEMNITY

13.1            Landlord's Insurance

Landlord shall obtain and maintain in full. force and effect during the Term with respect to the Project insurance against such occurrences and in such amounts as would be carried by reasonably prudent owners of properties similar to the Project and which coverage shall include the following, if available on a commercially reasonable basis:

(a)	"all risks" property insurance on the Building including equipment contained therein owned or leased by Landlord, for not less than the full replacement cost thereof;

(b)	boiler and machinery insurance including repair and/or replacement

(c)	rental income insurance;

(d)	commercial general liability insurance;

(e)	environmental insurance as determined by Landlord; at the present time, Landlord intends to carry Environmental Impairment Liability Insurance;

(f)	such other insurance and insurance in such amounts and on such terms as Landlord, in its discretion, may determine

The policies of insurance referred to in this Section 13.1, shall contain a waiver of the insurer's right of subrogation as against Tenant and Tenant Parties. Landlord hereby waives its right of recovery against Tenant and Tenant's Parties with respect to all claims required to be insured against by Landlord hereunder or otherwise insured against by Landlord.

Notwithstanding Tenant's contribution to Landlord's costs and premiums respecting such insurance pursuant to the terms of this Lease, Tenant shall not have any insurable or other interest in any of Landlord's insurance and, in any event, Tenant shall not have any interest in or any right to recover any proceeds under any of Landlord's insurance policies.

13.2            Tenant's Effect on Landlord's and Other Insurance

In the event of an actual or threatened cancellation of or material adverse change in any policy of insurance of Landlord or any others on or related to the Project or any part or contents thereof by reason of:

(i)	the use or occupancy of the Premises by Tenant or any other Person permitted by Tenant on the Premises; or

(ii)	anything placed on or permitted by Tenant or any Person on the Premises or by Tenant or Tenant's Parties on any part of the Project; or

(iii)	any use, act or omission of Tenant or any Person on the Premises or by Tenant or Tenant's Parties on any part of the Project; or

(iv)	any contents or articles on the Premises; or

(v)	any content or articles for which Tenant and/or Tenant's Parties are responsible on any part of the Project,

and if Tenant fails to remedy the situation, condition, use or occupancy or other factor giving rise to such actual or threatened cancellation or if Tenant has otherwise failed to adequately address the change within seventy-two (72) hours (or such longer period of time as may be reasonable in the circumstance and is afforded by Landlord's insurer) after notice thereof by Landlord, Landlord may, at its option, either:

(a)
remedy the situation, condition, use, occupancy or other factor giving rise to such actual or threatened cancellation or otherwise address the change, and for such purpose Landlord shall have the right to enter upon the Premises without further notice, all at the cost of Tenant to be paid to Landlord forthwith upon demand; or

(b)	if same cannot be remedied, terminate this Lease forthwith by written notice.

13.3            Tenant's Insurance

(a)
Tenant shall, at its sole cost and expense, obtain and maintain in full force and effect at all times with respect to the Premises insurance throughout the Term (and such other times, if any, as Tenant occupies the Premises) which coverage shall include the following:

(i)
commercial general liability insurance for bodily injury and property damage· including the following extensions: owners and contractors protective; products and completed operations; personal injury; occurrence basis property coverage; blanket written contractual; non-owned automobile liability; severability of interests; cross liability; and employer's liability, all on an occurrence basis with coverage for any one occurrence or claim of not less than Five Million ($5,000,000.00) Dollars per occurrence;

(ii)
"all risks" property insurance covering the Leasehold Improvements, and all other property of every description, nature and kind owned by Tenant or for which Tenant is legally liable, which is installed, located or situate in or about the Premises or elsewhere in the Project, including without limitation, trade fixtures; furnishings, equipment, all inventory or stock in trade and all signs in, on or about the Premises, for not less than the full replacement cost thereof and shall include a stated amount co-insurance clause and a breach of conditions clause;

(iii)
if applicable, broad form comprehensive boiler and machinery insurance on all insurable objects located on the Premises or which are the property or responsibility of Tenant, including repair or replacement endorsement;

(iv)
business interruption insurance, including extra expense insurance, either as an extension to or on the same form as the insurance referred to in subsections 13.3(a)(ii) and 13.3(a)(iii) above, and in such amounts from time to time as necessary to fully compensate Tenant for direct or indirect loss of sales or earnings and extra expenses incurred resulting from or attributable to any of the perils required to be insured against under the policies referred to in subsections 13.3(a)(ii) and 13.3(a)(iii) above and all circumstances usually insured against by prudent tenants including losses resulting from interference with or prevention of access to the Premises or the Project as a result of such perils or for any other reason;

(v)
plate glass insurance on all internal and external glass within, fronting or forming part of the Premises; however notwithstanding the foregoing, Tenant may elect to self insure for the insurance described in this 13.3(a)(v); and

(vi)
any other insurance against such risks and in such form and amounts as Landlord may from time to time reasonably require upon not less than thirty (30) days' written notice, provided Landlord agrees it shall not require Tenant to maintain additional insurance coverage unless such additional insurance coverage has become generally accepted insurance, generally maintained by comparable tenants or is required as a result of the particular nature of Tenant's business operations.

(a.l)
Notwithstanding anything to the contrary, so long as the Tenant is Loyalty Management Group Canada Inc. and/or a Permitted Transferee, Landlord acknowledges and agrees that Tenant shall have the option to maintain self insurance with respect to the insurance required pursuant to subsection 13.3(a)(iv) of this Lease, subject to the following:

(i)
"Self-insurance" shall mean that Tenant is itself acting as though it were the insurance company providing the insurance (in the amounts and with the deductibles as required pursuant to the provisions of this Lease) required under this Lease and Tenant shall pay any amounts due in lieu of insurance proceeds which would have been payable if the insurance policies had been carried, which amounts shall be treated as insurance proceeds for all purposes under this Lease;

(ii)
All amounts which Tenant pays or is required to pay and all loss or damage resulting from risks for which Tenant has elected to self-insure shall be subject to the waiver of subrogation provision in sub-section 13.3(b) of this Lease and shall not limit Tenant's indemnification obligations;

(iii)
In the event that Tenant elects to self-insure and an event or claim occurs for which a defense and/or coverage would have been available from the insurance company had insurance been purchased, Tenant shall:

(I)	undertake the defense of any such claim, including a defense of Landlord at its sole cost and expense, and

(II)	use its own funds to pay any claim or otherwise provide the funding which would have been available from insurance proceeds but for such election by Tenant to self-insure; and

(iv)
Tenant shall indemnify and save harmless Landlord from and against any and all losses, costs, claims, expenses, liabilities and damages resulting from Tenant's election to self insure for any such insurance coverage.

(b)
The insurance policies referred to in this Section 13.3 shall be subject to such higher limits as Tenant, or Landlord acting reasonably may require from time to time, provided Landlord agrees it shall not require Tenant to maintain higher limits unless such higher limits have become generally accepted limits, generally maintained by comparable tenants or are required as a result of the particular nature of Tenant's business operations. The policies referred to in Section 13.3(a) above shall contain a waiver of the insurer's right of recovery against Landlord and Landlord's Parties with respect to· all matters required to be insured against by Tenant hereunder. The policies referred to in subsection 13.3(a) shall name Landlord and any others designated by Landlord as additional insureds and the policy referred to in subsection 13.3(a)(ii), as it relates to Leasehold Improvements, shall name Landlord and any others designated by Landlord and Tenant and any others designated by Tenant as joint loss payees as their respective interests may appear, provided that Landlord and Tenant will release the funds to pay for any repairs and replacements necessitated by the relevant occurrence, unless this Lease is terminated as a consequence thereof in which event the proceeds of such insurance shall be shared equally between Landlord and Tenant. Any and all deductibles in Tenant's insurance policies shall be borne solely by Tenant and shall not be recovered or attempted to be recovered from Landlord. In addition, all such policies shall be non-contributing with, and will apply only as primary and not excess to, any insurance proceeds available to Landlord.

(c)
Tenant shall provide to Landlord at the commencement of the Term and at the date of renewal of all insurance referred to in this Section 13.3, and promptly at any time upon request, a certificate of insurance evidencing the insurance coverage required to be maintained by Tenant in accordance with this Section 13.3. The delivery to Landlord of a certificate of insurance or any review thereof by or on behalf of Landlord shall not limit the obligation of Tenant to provide and maintain insurance pursuant to this Section 13.3 or derogate from Landlord's rights if Tenant shall fail to fully insure. Where used in this subsection 13.3(c), the term "Landlord" shall include Landlord's manager of insurance, if any.

(d)
All policies shall provide that the insurance shall not be cancelled or changed below the requirements set out in Section 13.3 without at least thirty (30) days prior written notice given by the insurer to Landlord. All policies of insurance shall be placed with a company licensed to sell commercial insurance in Canada.

(e)
Tenant acknowledges and agrees that, if it fails to obtain and maintain in force any of the insurance policies set out in this Section 13.3, then Tenant shall indemnify and hold harmless Landlord and Landlord's Parties in respect of any such losses arising therefrom.

13.4            Consequential Damages

Notwithstanding anything contained in this Article 13, neither party shall be liable to the other for indirect or consequential damages.

13.5            Indemnity of Landlord

To the extent not released pursuant to the other provisions of this Lease, Tenant shall indemnify Landlord and all of Landlord's Parties and shall hold them and each of them harmless from and against any and all liabilities, claims, damages, losses and expenses, penalties, fines and sanctions of any kind whatsoever, including costs of Remediation and any fines and damages resulting from any of the same and including all legal and other consultants' fees and disbursements (collectively "Liabilities"), due to, arising from or to the extent contributed to by:

(a)	any breach by Tenant or any of Tenant's Parties of any of the provisions of this Lease or any Law;

(b)	any act or omission of any Person on the Premises (save and except Landlord and Landlord's Parties) or any use or occupancy of or any property in the Premises;

(c)	any act or omission of Tenant or any of Tenant's Parties on the Premises or elsewhere on or about the Project;

(d)
any injury, death or damage to persons or property of Tenant or any of Tenant's Parties or any other Persons on the Project by or with the invitation, license or consent of Tenant caused by any reason whatsoever, except to the extent caused by Landlord or Landlord's Parties and not covered by insurance which Tenant is required to carry pursuant to the terms hereof or which Tenant otherwise carries.

13.6            Landlord's Parties

(a)
It is agreed that every indemnity, exclusion or release of liability and waiver of subrogation herein contained for the benefit of Landlord shall extend to and benefit all of Landlord's Parties; solely for such purpose, and to the extent that Landlord expressly chooses to enforce the benefits of this Section 13.6(a) and any other section to which it applies, for any Landlord's Parties, it is agreed that Landlord is the agent or trustee for each and all Landlord's Parties;

(b)
It is agreed that the release of liability and waiver of subrogation herein contained for the benefit of Tenant shall extend to and benefit all of Tenant's Parties; solely for such purpose, and to the extent that Tenant expressly chooses to enforce the benefits of this subsection 13.6(b) and any other section to which it applies, for any Tenant's Parties, it is agreed that Tenant is the agent or trustee for each and all Tenant's Parties.

14.            ASSIGNMENT, SUBLETTING AND CHANGE OF CONTROL

14.1            Consent Required

(a)	Tenant shall not:

(i)	assign this Lease in whole or in part;

(ii)	sublet or part with or share possession of all or any part of the Premises;

(iii)	grant any concessions, franchises, licenses or other rights to others to use any portion of the Premises;

(iv)	grant any mortgage or charge on this Lease;

(v)
if Tenant is at any time a corporation, trust or partnership, transfer the issued shares in the capital stock or transfer, issue or divide any shares of the corporation or of any affiliate of the corporation, or transfer trust units or partnership interests sufficient to transfer control to others than the then present shareholders of the corporation or those in control of the trust or partnership (collectively called "Sale");

(vi)
Tenant is at any time a corporation, merge, amalgamate or consolidate the corporation with one or more other entities or effect a corporate restructuring or reorganization, voluntarily or by operation of law (collectively called "Reorganization''),

(all of the foregoing being hereinafter individually or collectively referred to as ''Transfer"; a party making a Transfer is referred to as a "Transferor" and a party taking a Transfer is referred to as a ''Transferee"), without the prior written consent of Landlord in each instance, which consent, subject to the provisions of Section 14.3 below, may not be unreasonably withheld or delayed. Notwithstanding anything contained in the foregoing to the contrary, the provisions of subsection l4.l(a)(v) shall not apply: (A) to a Sale by Tenant, so long as Tenant is a corporation whose shares are listed and traded on any recognized public stock exchange in Canada or the United States; (B) a Sale that occurs when (1) Tenant is a "subsidiary body corporate" (as that term is defined on the date of this Lease under the Canada Business Corporations Act) of a Public Corporation and (2) it is the shares of the Public Corporation and not of Tenant that are transferred or issued; or (C) a Sale in connection with any initial public offering of the corporate shares of Tenant.

(b)	For greater certainty, it is agreed that it shall be reasonable for Landlord to withhold its consent to a Transfer, if:

(i)	the proposed Transferee does not have a good business reputation and experience in the use to be made of the Premises pursuant to the terms of this Lease;

(ii)	the proposed Transferee does not have financial strength at least sufficient to satisfy all of the obligations of Tenant hereunder;·

(iii)	the proposed Transferee is an existing occupant of any part of the Project;

(iv)	the proposed Transferee is then a prospect involved in bona fide negotiations with Landlord respecting the leasing of any premises in the Project;

(v)
the proposed Transfer or proposed use or occupancy of the Premises by the proposed Transferee would result in a breach of any lease, agreement to lease or other agreement· by which Landlord is bound with respect to any part of the Project;

(vi)	Tenant is in default under this Lease or any other agreement affecting the Premises, beyond any applicable cure period;

(vii)
without affecting the interpretation of Article 8 or any other provision hereof, the use proposed to be made of the Premises by the Transferee will be incompatible with the uses of other tenants of the Project, or will be more burdensome on the Project, in terms of parking requirements or any other factor, than the business previously carried on by Tenant on the Premises, or will result in a breach of any of the other provisions of this Lease;

(viii)
Landlord is not satisfied, acting reasonably, in the case of a proposed Sale requiring Landlord's prior written consent, that the financial strength of Tenant will not be materially adversely affected by such Sale; and/or

(ix)
Landlord is not satisfied, acting reasonably, in the case of a proposed Reorganization requiring Landlord's prior written consent, that the financial strength of the entity resulting from such Reorganization will be equal to or better than that of Tenant as at the date of this Lease; and/or

(x)
Tenant fails to provide Landlord with at least fifteen (15) days' prior written notice of the proposed Transfer, which notice shall be· accompanied by all of the information required pursuant to the provisions of Section 14.2 below.

Notwithstanding anything contained in the foregoing to the contrary, the provisions of subsections (b)(iii) or (iv) shall not apply in the event Landlord has not and will not, within the six (6) months following Landlord's receipt of the notice of the Transfer, have premises in the project available for lease that could reasonably satisfy such Transferee's needs.

(c)
Notwithstanding the foregoing, provided Loyalty Management Group Canada Inc. and/or a Permitted Transferee have not effected an assignment of this Lease other than to a Permitted Transferee, and provided Tenant is not then in default under this Lease beyond any applicable cure period, then Tenant shall be permitted without the prior written consent of the Landlord, but on prior written notice to Landlord to:

(i)	effect a Transfer to an affiliate corporation of Tenant (as that term is defined in the Business Corporations Act (Ontario) as amended or replaced from time to time);

(ii)	effect a Sale (as defined in subsection 14.l(a)(v) above);

(iii)	effect a Reorganization (as defined in subsection 14.1(a)(vi) above); or

(iv)	effect a Transfer to a purchaser of at least seventy-five percent (75%) of the assets of Tenant,

(a Transferee of the type described in subsections 14.1(c)(i) or (iv) above or the entity resulting from such Reorganization is referred to in this Lease as a "Permitted Transferee"), provided that each Permitted Transferee enters into an Assumption Agreement (on the terms of and as defined in subsection 14.4(b) below) and provided that such Transfer otherwise complies with the applicable provisions of this Article 14.

(d)
Notwithstanding the foregoing, provided Tenant is Loyalty Management Group Canada Inc. and/or a Permitted Transferee, Tenant shall be entitled to mortgage or otherwise encumber its leasehold interest in this Lease from time to time to a bona fide lender who shall be a Canadian chartered bank or other senior Canadian lending institution (the ''Lender'') for the purposes of financing its operations, without consent of Landlord provided Tenant gives notice thereof to Landlord and, further, provided such mortgage/encumbrance shall provide. that as a condition to the Lender ever being permitted to access or use the Premises, the Lender shall first enter into an written agreement with Landlord agreeing to first pay any arrears of Rent then due and payable (but excluding any accelerated rent) and shall agree to be bound by all of the terms of this Lease and be responsible for and to promptly pay in accordance with the terms of this Lease, all amounts coming due under this Lease and perform all obligations of Tenant under this Lease (other than the obligation to conduct business therefrom) for the period of Lender's access to or use of the Premises to the date Lender vacates the same and releases all rights thereto, of which Lender shall give Landlord at least one hundred and twenty (120) days' prior written notice.  Landlord shall not be deemed to have acknowledged or approved of any of the terms of any leasehold mortgage as between the Lender and Tenant, and Landlord shall not be bound by nor be deemed to have knowledge of any of the terms of the leasehold mortgage unless Landlord expressly so agrees in writing.

(e)
If Landlord withholds, delays or refuses to give consent to any Transfer, whether or not Landlord is entitled to do so, Landlord shall not be liable for any losses or damages in any way resulting therefrom and Tenant shall not be entitled to terminate this Lease or exercise any other remedy whatever in respect thereof except to seek the order of a court of competent jurisdiction either: (i) compelling Landlord to grant any such consent which Landlord is obliged to grant pursuant to the terms of this Lease; or (ii) otherwise granting such consent. Landlord shall cooperate with Tenant to expedite and facilitate the hearing of Tenant's application for such order.

(f)	[Intentionally Deleted]

(g)
If Landlord fails to respond to a request for consent within fifteen (15) days after receipt of such request and all other information required to be provided to Landlord, Landlord shall be deemed to have refused to grant such consent.

14.2            Obtaining Consent

All requests to Landlord for consent to any Transfer shall be made to Landlord in writing together with:

(a)	a copy of the agreement pursuant to which the proposed Transfer will be made;

(b)
a cheque payable to Landlord in the amount of One Thousand ($1,000.00) Dollars as a deposit on account of all reasonable costs incurred by Landlord in considering and processing the request for consent, which costs shall include, without limitation, the cost of any credit checks, reasonable legal costs, and Landlord's reasonable administrative fee (which is Landlord's charge for processing such request for consent and, to the extent completed by Landlord, the charge for completing any documentation to implement any Transfer, it being acknowledged that such documentation may, at Landlord's option, be prepared by Landlord's solicitor, whereupon the charges for preparation of documentation will be included in legal costs); all of which reasonable costs incurred by Landlord in respect of any such request for consent shall be the responsibility of and shall be paid by Tenant forthwith upon demand, whether or not Landlord grants its consent to any proposed Transfer;

(c)
such information in writing as a landlord might reasonably require respecting a proposed Transferee and which might be required to provide Landlord with all the information necessary to determine whether or not the provisions of subsection 14.1(b) above have been complied with, and which information shall include, without limitation, the name, business addresses and telephone numbers, business experience, credit information and rating, financial position and banking and business references and description of business to be conducted by the Transferee on the Premises and parking requirements for such business; and

(d)
If Landlord, acting reasonably and bona fide, has reason to believe that a Sale or Reorganization requiring its prior written consent hereunder has been effected without its prior written consent, Tenant shall make the corporate books and records of Tenant and of any affiliate of Tenant available to Landlord and its representatives for inspection in order to ascertain whether or not there has been any such Sale or Reorganization, subject to execution of a reasonable confidentiality agreement, if required.

14.3            Landlord's Option

(a)
Notwithstanding the other provisions contained in this Article 14, Landlord shall have the option, exercisable by written notice to Tenant within fifteen (15) days after the satisfaction of the provisions of Section 14.2 above, to take a Transfer from Tenant of the portion of the Premises which is the subject matter of the Transfer (the ''Transferred Premises") on the same terms as the proposed Transfer in respect of which Tenant had requested Landlord's consent, as aforesaid. Notwithstanding anything to the contrary, Landlord's rights under this subparagraph (a), to take a Transfer from Tenant in lieu of consenting to a Transfer, shall not apply in connection with any Transfer (provided that Tenant shall remain obliged to obtain Landlord's consent to same if otherwise required under this Lease) whereby Tenant: (1) effects a Transfer to a Permitted Transferee; or (2) sublets a portion of the Premises to an arm's length third party where such portion of the Premises is temporarily not required for Tenant's business and Tenant has not then subleased, in the aggregate, including the then-proposed sublease, more than fifty percent (50%) of the Rentable Area within the Premises.

(b)
If Landlord elects to take a Transfer as contemplated pursuant to subsection 14.3(a)(ii) above, Tenant hereby grants to Landlord (and any others permitted by Landlord) the right, in common with Tenant and all others entitled thereto, to use for their intended purposes all portions of the Premises in the nature of Common Facilities (such as corridors, washrooms, lobbies and the like) or which are reasonably required for proper access to or use of the Transferred Premises (such as reception area, interior corridors, mechanical or electrical systems and ducts and the like) and Landlord shall have the right to complete any demising required therefore.

14.4            Terms of Transfer

In the event of any Transfer, Landlord shall have the following rights:

(a)
other than with respect to a Transfer to a Permitted Transferee, to require Tenant and the Transferee to enter into an agreement in writing to implement any amendments to this Lease to give effect to Landlord's exercise of any of its rights hereunder;

(b)
to require the Transferee to enter into an agreement ("Assumption Agreement') with Landlord in writing to be bound by all of Tenant's obligations under this Lease and to be bound by all of the provisions of this Lease, as it relates to the Transferred Premises, and, to the extent permitted by applicable Laws, to waive any right it, or any Person on its behalf, may have to disclaim, repudiate or terminate this Lease pursuant to any bankruptcy, insolvency, winding-up or other creditors proceeding, including, without limitation, the Bankruptcy and Insolvency Act (Canada) or the Companies' Creditors Arrangement Act (Canada), and to agree that in the event of any such proceeding Landlord will comprise a separate class for voting purposes. If the Transferee is incorporated, established or resident in a jurisdiction other than the Province of Ontario, the Assumption Agreement shall contain an attornment by the Transferee to the laws and courts of the Province of Ontario. A subtenant or other occupant other than assignee need not covenant in such Assumption Agreement to pay a rent to Landlord greater than that payable under the sublease or other occupancy agreement;

(c)
other than with respect to a Transfer to a Permitted Transferee, to receive fifty percent (50%) of all amounts to be paid to Tenant under the agreement in respect of such Transfer in excess of the Rent payable under this Lease (to which Landlord is entitled to receive one hundred percent (100%)), less only Tenant's out of pocket costs incurred in connection with such Transfer (including, without limitation,· brokerage fees, advertising costs, inducements, the unamortized cost of Leasehold Improvements, and legal fees all of which shall be evidenced by receipted invoices copied to Landlord) and any consideration which is bona fide being paid to Tenant for equipment, furnishings, goodwill, inventory and other property to be conveyed by Tenant as part of or together with the transaction of Transfer and which is not reasonably attributable to Tenant's interest in this Lease and less, in the case of a sublease, all amounts receivable by Tenant under the sublease equal to the amounts payable by Tenant hereunder each month during the term of the sublease in respect of the Transferred Premises;

(d)
to require the Transferee, in case of a Transfer by sublease, to waive any rights pursuant to subsections 17, 21 and 39(2) of the Commercial Tenancies Act (Ontario) and any amendments thereto and any other statutory provisions of the same or similar effect, to retain the unexpired Term of this Lease, or any portion thereof or obtain any right to enter into any lease or other agreement directly with Landlord for the Premises or any portion thereof, or otherwise remain in possession of any portion of the Premises; and

(e)
at Landlord's option, to require, if the Transfer is a sublease or other transaction not including an assignment, that, at any time upon receipt of notice from Landlord, all amounts payable by the Transferee each month be paid directly to Landlord who shall apply the same on account of Tenant's obligations under this Lease, but no such collection or acceptance of any Rent by Landlord shall be deemed to be a waiver of Landlord's rights under this Lease or an acceptance of or consent to any such Transfer or a release of any of Tenant's obligations under this Lease.

14.5            Effect of Transfer

(a)
No consent of Landlord to a Transfer shall be effective unless given in writing and executed by Landlord. No Transfer and no consent by Landlord to any Transfer shall constitute a waiver of the necessity to obtain Landlord's consent to any subsequent or other Transfer.

(b)
In the event of any Transfer or any consent by Landlord to any Transfer, Tenant shall not thereby be released from any of its obligations hereunder but shall remain bound by all such obligations pursuant to this Lease for the balance of the Term.

(c)	Tenant hereby consents to any further:

(i)	Transfers of this Lease;

(ii)	amendments of this Lease which may be made between the Transferee and Landlord ("Amendments");

(iii)	Alterations which may be made by the Transferee in accordance with the applicable provisions of this Lease;

without the further consent or agreement of Tenant. Tenant shall continue to be bound by all of its obligations pursuant hereto notwithstanding any. such further Transfers or any Amendments or Alterations, to the extent of what would have been Tenant's obligations pursuant hereto had such Transfers, Amendments or Alterations not been made. Tenant's obligations pursuant hereto shall not be increased as a result of any such Transfers, Amendments or Alterations and Landlord agrees to provide to Tenant a copy of any such Transfers or Amendments and notice of any such Alterations.

(d)
If any Transferee extends or renews this Lease pursuant to any remaining, unexercised right or option or other opportunity afforded hereunder to Tenant, or if any Transferee leases other premises pursuant to any remaining, unexercised right or option or other opportunity afforded hereunder to Tenant, each Transferor shall be liable for all of the obligations of Tenant resulting from the exercise thereof throughout the Term as renewed or extended.

(e)
Every Transferee shall be obliged to comply with all of the obligations of Tenant under this Lease. Tenant shall enforce all of such obligations against each Transferee. Any default of any Transferee shall also constitute a default of Tenant hereunder.

(f)
Tenant agrees that if this Lease is ever disclaimed, repudiated or terminated by or on behalf of a Transferee pursuant to any bankruptcy, insolvency, winding-up or other creditors' proceeding, including any proceeding under the Bankruptcy and Insolvency Act (Canada) or the Companies' Creditors Arrangement Act (Canada), or if Landlord terminates this Lease as a result of any act or default of any Transferee, Tenant shall nonetheless remain responsible for fulfilment of all obligations of Tenant hereunder for what would have been the balance of the Term but for such disclaimer, repudiation or termination and shall, upon Landlord's request, enter into a new lease of the Premises for such balance of the Term and otherwise on the same terms and conditions as in this Lease, subject to such written amendments thereto to which Tenant and Landlord had agreed at any time prior to such disclaimer, repudiation or termination, and with the exception that Tenant will accept the Premises in "as is" condition.

14.6            Assignment by Landlord

Landlord shall have the right to sell, lease, convey, mortgage, or otherwise dispose of the Project or any part thereof and to assign this Lease and any interest of Landlord pursuant to this Lease without any restriction. If Landlord shall sell, lease, convey, mortgage or otherwise dispose of the Project or any part thereof or shall assign this Lease and any interest of Landlord pursuant to this Lease, then to the extent that the purchaser, lessee or assignee agrees with Landlord to assume the covenants and obligations of Landlord hereunder, Landlord shall thereupon and without further agreement be released of all liability pursuant to the terms of this Lease.

15.            STATUS AND SUBORDINATION OF LEASE

15.1            Status Statement

(a)
Tenant shall, within ten (10) days after written request from Landlord, execute and deliver to Landlord, or to any actual or proposed lender, purchaser or assignee of Landlord, a statement or certificate ("Status Statement"), in such form as requested by Landlord, confirming (or, if such is not the case, stating Tenant's objections thereto):

(i)	that this Lease is unmodified and in full force and effect, or particulars of any such modifications or stating that this Lease is not in full force and effect if such is the case;

(ii)	the date of commencement and expiry of the Term and the dates to which Basic Rent and any other Rent, including any prepaid rent have been paid;

(iii)	whether or not there is any existing default by either party under this Lease (any defaults to be expressly identified);

(iv)
that there is no reason why the obligations of Tenant under this Lease may not be fully enforced in accordance with their terms and that there are no defenses, counter claims or rights of set off in respect of any of the same;

(v)
the particulars of any outstanding obligations, if any, or default, if any, under any agreement between the parties, other than this Lease, which would affect the obligations of any of the parties pursuant to this Lease; and/or

(vi)	any other items reasonably requested to be confirmed or acknowledged by Landlord or an actual or prospective mortgagee or purchaser.

(b)
It is hereby understood and agreed that the Status Statement is intended to be relied upon by Landlord or an actual or prospective lender, purchaser and assignee of any interest of Landlord under this Lease or in the Project.

(c)
Landlord shall, within ten (10) days after written request from Tenant, execute and deliver to Tenant or to any actual or proposed lender, purchaser or assignee of Tenant (“Tenant Assignee"), a statement or certificate in such form as requested by Tenant stating with reasonable particularity such items stipulated in such form (if such is the case, or stating with reasonable particularity the manner in which such may not be the case) which may include without limitation:

(i)	that this Lease is unmodified and in full force and effect, or particulars of any such modifications or stating that this Lease is not in full force and effect if such is the case;

(ii)	the date of commencement and expiry of the Term and the dates to which Basic Rent and any other Rent, including any prepaid rent have been paid;

(iii)	whether or not there is any existing default by either party under this Lease and, if so, specifying such default;

(iv)
that there is no reason why the obligations of Landlord under this Lease may not be fully enforced in accordance with their terms and that there are no defenses, counter claims or rights of set-off in respect of any of the same;

(v)
to its knowledge particulars of any outstanding obligations, if any, or default, if any, under any other agreement between the parties which would affect the obligations of any of the parties pursuant hereto; and

(vi)	any other items reasonably requested to be confirmed or acknowledged by Tenant or any Tenant Assignee.

15.2            Subordination

At the option of Landlord to be expressed in writing from time to time, this Lease and the rights of Tenant hereunder are and shall be subject and subordinate to any and all mortgages, trust deeds and charges (any of which are herein called "Mortgage" or "Mortgages") and any and all easements and rights of way (provided that the same do not materially adversely affect the Tenant's access to or use of the Premises) ("Easements") on or in any way affecting the Premises or the Project or any part thereof now or in the future, including all renewals, extensions, modifications and replacements of any Mortgages and Easements from time to time. Tenant shall at any time on ten (10) days' notice from Landlord or holder of a Mortgage attorn to and become a tenant of the holder of any of such Mortgages or any party whose title to the Project is superior to that of Landlord upon the same terms and conditions as set forth herein.

Tenant shall execute promptly on request by Landlord any certificates, agreements, instruments of postponement or attornment, or other such instruments or agreements as requested from time to time to postpone or subordinate this Lease and all of Tenant's rights hereunder to any of such Mortgages or Easements or to otherwise give full effect to any of the provisions of this Article 15. .

Provided Tenant is not in default hereunder beyond any applicable cure period, upon Tenant's written request, and at Tenant's sole cost and expense, Landlord shall obtain from the holder of any Mortgage, in respect of which Tenant has executed and delivered an instrument of postponement, subordination or attornment as required hereby, its agreement to permit Tenant to continue in occupation of the Premises in accordance with and subject to the terms of this Lease ("Non-Disturbance Agreement'). Notwithstanding anything to the contrary: (a) if there is a Mortgage registered on title to the Project as of the date hereof, Landlord shall obtain such Non-Disturbance Agreement in favour of Tenant; and (b) Tenant shall not be required to postpone or subordinate or attorn to any future Mortgage unless and until Tenant receives a Non-Disturbance Agreement.

15.3            Registration

Tenant shall not register this Lease or any short form or notice hereof except in such form as has been approved by Landlord in writing, such approval not to be unreasonably withheld or delayed. The cost of preparation, approval, execution and registration of any notice or short form of this Lease or other document to be registered by Tenant shall be borne by Tenant and, in the case of Landlord's approval, such cost shall be payable hereunder as Additional Rent, forthwith upon demand. If Tenant registers or causes or permits there to be registered against the title to the Project any short form or notice of this Lease or other document, Tenant shall forthwith provide to Landlord details of such registration and a duplicate registered copy of the registered document. Prior to the expiry or earlier termination of this Lease, Tenant shall, at its sole cost and expense, arrange to expunge or discharge from the register of the title of the land on which the Project is located, any interest of Tenant therein.

16.            DEFAULT AND REMEDIES

16.1            Default and Remedies

(a)	It shall be deemed a default hereunder if any of the following shall occur:

(i)
Tenant shall fail, for any reason, to make any payment of Rent as and when the same is due to be paid hereunder and such default shall continue for five (5) days after written notice is given to Tenant;

(ii)
Tenant shall fail, for any reason, to perform any other covenant, condition, agreement or other obligation on the part of Tenant to be observed or performed pursuant to this Lease (other than the payment of any Rent) or any other agreement between the parties, related to the Premises (except for such events described in subsections 16.1(iii) through 16.l(viii) for which no cure period is available), and such default shall continue for fifteen (15) days after written notice thereof to Tenant or such shorter period as expressly provided herein or, provided such default can be cured and Tenant is acting diligently, continuously and in good faith, such longer period as may be reasonably required to complete the remedying of such default;

(iii)
Tenant shall make or purport to m.ake a Transfer affecting the Premises, or the Premises shall be used by any Person or for any purpose, other than in compliance with and as expressly authorized by this Lease;

(iv)
Tenant makes an assignment for the benefit of creditors or becomes bankrupt or insolvent or takes the benefit of any statute for bankrupt or insolvent debtors or makes any proposal, assignment, arrangement or compromise with its creditors, or makes any sale in bulk of any property on the Premises (other than in conjunction with a Transfer approved in writing by Landlord, where required, and made pursuant to all applicable legislation), or steps are taken or action or proceedings commenced by any Person for the dissolution, winding up or other termination of Tenant's existence or for the liquidation of Tenant's assets (provided the foregoing shall not be considered a default hereunder if such steps or action or proceedings are the subject of a bona fide dispute between Tenant and such Person and Tenant delivers to Landlord satisfactory evidence thereof);

(v)
a trustee, receiver, receiver-manager, manager, agent or other like Person shall be appointed in respect of the assets or business of Tenant, and such appointment is not bona fide defended or set aside within five (5) days thereafter;

(vi)	Tenant attempts to or does abandon the Premises or, out of the ordinary course of business, remove or dispose of any substantial portion of goods and chattels from the Premises;

(vii)
a writ of execution has been filed against Tenant or its interest in this Lease or any substantial portion of the goods or other property of Tenant on the Premises shall at any time be seized or taken in execution or attachment and such writ or seizure or taking is not bona fide defended or set aside within five (5) days thereafter (provided that the foregoing shall not be considered a default hereunder if such writ or seizure or taking is the subject of a bona fide dispute between Tenant and such Person and Tenant delivers to Landlord satisfactory evidence thereof);

(b)
If there is an event of default then, without prejudice to and in addition to any other rights and remedies to which Landlord is· entitled pursuant hereto or at law, the then current and the next three (3) months' Rent shall be forthwith due and payable and Landlord shall have the following rights and remedies, all of which are cumulative and not alternative:

(i)
to terminate this Lease in respect of the whole or any part of the Premises by written notice to Tenant (it being understood that actual possession shall not be required to effect a termination of this Lease and that written notice alone shall be sufficient), it being understood and agreed that, if this Lease is terminated in respect of part of the Premises, this Lease shall thereupon be deemed amended as necessary to give effect thereto without need for further amendment;

(ii)
to enter the Premises as agent of Tenant and as such agent to relet them for whatever term (which may be for a term extending beyond the Term, provided that Tenant's liability hereunder shall not extend beyond the Term) and on whatever terms and conditions as Landlord in its sole discretion may determine and to receive the rent therefor and, as the agent of Tenant, to take possession of any furniture, fixtures, equipment, stock or other property thereon and, upon giving written notice to Tenant, to store the same at the expense and risk of Tenant or to sell or otherwise dispose of the same at public or private sale without further notice, and to make such alterations to the Premises in order to facilitate their re-letting as Landlord shall determine, and to apply the net proceeds of the sale of any furniture, fixtures, equipment, stock or other property or from there-letting of the Premises, less all expenses incurred by Landlord in making the Premises ready for re letting and in re-letting the Premises, on account of the Rent due and to become due under this Lease and Tenant shall be liable to Landlord for any deficiency and for all such expenses incurred by Landlord as aforesaid; no such entry or taking possession of or performing alterations to or re-letting of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention or termination is given by Landlord to Tenant;

(iii)
to remedy or attempt to remedy any default of Tenant in performing any repairs, work or other covenants of Tenant hereunder and, in so doing, to make any payments due or claimed to be due by Tenant to third parties and to enter upon the Premises, without any liability to Tenant therefor and without any liability for any damages resulting thereby, and without constituting a re-entry of the Premises or termination of this Lease, and without being in breach of any of Landlord's covenants hereunder and without thereby being deemed to infringe upon any of Tenant's rights pursuant hereto, and, in such case, Tenant shall pay to Landlord forthwith upon demand all amounts paid by Landlord to third parties in respect of such default and all reasonable costs of Landlord in remedying or attempting to remedy any such default plus fifteen percent (15%) of the amount of such costs for Landlord's inspection, supervision, overhead and profit;

(iv)
to obtain damages from Tenant including, without limitation, if this Lease is terminated by Landlord, all deficiencies between all amounts which would have been payable by Tenant for what would have been the balance of the Term, but for such termination, and all net amounts actually received by Landlord for such period of time, it being agreed that Landlord shall use commercially reasonable efforts to mitigate its damages if Landlord terminates this Lease as a result of Tenant's default; and

(v)
if this Lease is terminated due to the default of Tenant, or if it is disclaimed, repudiated or terminated in any insolvency proceedings related to Tenant (collectively "Disclaimer''), to obtain payment from Tenant of the value of all tenant inducements which were received by Tenant pursuant to the terms of this Lease, the agreement to enter into this Lease or otherwise, including, without limitation, the amount equal to the value of any leasehold improvement allowance, tenant inducement payment, rent free periods, lease takeover, Leasehold Improvements or any other work for Tenant's benefit completed at Landlord's cost and moving allowance, which value shall be multiplied by a fraction, the numerator of which shall be the number of months from the date of Disclaimer to the date which would have been the natural expiry of this Lease but for such Disclaimer, and the denominator of which shall be the total number of months of the Term as originally agreed upon.

16.2            Interest and Costs

(a)	All amounts of Rent shall bear interest from their respective due dates until the actual dates of payment at a rate which shall be three percent (3%) per annum in excess of the Prime Rate.

(b)
Tenant shall be responsible for and pay to Landlord forthwith upon demand all costs incurred by Landlord, including, without limitation, reasonable compensation for all time expended by Landlord own personnel, legal costs on a substantial indemnity basis, and all other costs of any kind whatsoever, arising from or incurred as a result of any default of Tenant or any enforcement by Landlord of any of Tenant's obligations under this Lease or any other agreement or obligation of Tenant to Landlord, whether or not related to the Premises including, but not limited to, witness costs (such as transportation, accommodation and the like).

16.3            Bankruptcy and Insolvency

To the extent permitted by applicable Laws, Tenant hereby waives any right it, or any Person on its behalf, may have to disclaim, repudiate or terminate this Lease pursuant to any bankruptcy, insolvency, winding-up or other creditors proceeding, including, without limitation, the Bankruptcy and Insolvency Act (Canada) or the Companies' Creditors Arrangement Act (Canada), and agrees that in the event of any such proceeding Landlord will comprise a separate class for voting purposes.

16.4            Landlord's Right of Distress

(a)	For the purposes of Landlord's right to distrain, Tenant's trade fixtures shall be treated as chattels notwithstanding their level of affixation to the Premises.

(b)
Tenant agrees with Landlord that, notwithstanding any statute, all goods and chattels from time to time on the Premises shall be subject to distress for Rent and the fulfilment of all of Tenant's obligations under this Lease.

(c)
In exercising any right of distress, Landlord may distrain against all or any goods or chattels and Tenant waives any and all rights and remedies in respect thereof, including all rights under the Commercial Tenancies Act (Ontario).

16.5            Intentionally Deleted

16.6            Remedies to Subsist

(a)
No waiver of any of Tenant's obligations under this Lease and no waiver of any of Landlord's rights hereunder in respect of any default by Tenant hereunder shall be deemed to have occurred or be given as a result of any condoning, excusing, overlooking or delay in acting upon by Landlord in respect of any default by Tenant or by any other act or omission of Landlord including, without limitation, the acceptance of any Rent less than the full amount thereof, the acceptance of any Rent after the occurrence of any default by Tenant, or any verbal or written statements or agreements made by any employee of Landlord other than an agreement in writing duly executed on behalf of Landlord by one of its personnel with ostensible authority to do so. No waiver of any of Tenant's obligations or any of Landlord's rights hereunder shall be effective except and only to the extent of any express waiver in writing duly executed on behalf of Landlord by one of its personnel with ostensible authority to do so. The waiver by Landlord of any default of Tenant or of any rights of Landlord in respect of any term, covenant or condition herein shall not be deemed to be a waiver of any subsequent default of Tenant or rights of Landlord in respect of such term, covenant or condition. No waiver of any of Landlord's obligations under this Lease and no waiver of any of Tenant's rights hereunder in respect of any default by Landlord hereunder shall be deemed to have occurred or be given as a result of any condoning, excusing, overlooking or delay in acting upon by Tenant in respect of any default by Landlord or by any other act or omission of Tenant, including any verbal or written statements or agreements made by any employee of Tenant other than an agreement in writing duly executed on behalf of Tenant by one of its personnel with ostensible authority to do so. No waiver of any of Landlord's obligations or any of Tenant's rights hereunder shall be effective except and only to the extent of any express waiver in writing duly executed on behalf of Tenant by one of its personnel with ostensible authority to do so. The waiver by Tenant of any default of Landlord or of any rights of Tenant in respect of any term, covenant or condition herein shall not be deemed to be a waiver of any subsequent default of Landlord or of the rights of Tenant in respect of such term, covenant or condition.

(b)
All rights and remedies of Landlord under this Lease and at law shall be cumulative and not alternative, and the exercise by Landlord of any of its rights pursuant to this Lease or at law shall at all times be without prejudice to any other rights of Landlord, whether or not they are expressly reserved. Tenant's obligations under this Lease shall survive the expiry or earlier termination of this Lease and shall remain in full force and effect until fully complied with. All rights and remedies of Tenant under this Lease and at law shall be cumulative and not alternative, and the exercise by Tenant of any of its rights pursuant to this Lease or at law shall at all times be without prejudice to any other rights of Tenant, whether or not they are expressly reserved. Landlord's obligations under this Lease shall survive the expiry or earlier termination of this Lease and shall remain in full force and effect until fully complied with.

(c)
If Landlord assigns this Lease to a mortgagee or holder of other security on the Premises or the Project or any part thereof or to any other Person whatsoever Landlord shall nonetheless be entitled to exercise all rights and remedies available to it pursuant to this Lease and at law without providing evidence of the approval or consent of such mortgagee, holder of other security or other Person whatsoever.

16.7            Impossibility of Performance

If and to the extent that either Landlord or Tenant shall be unable to fulfill or shall be delayed or restricted in the fulfilment of any obligation under this Lease, other than the payment by Tenant of any Rent or any other amounts payable by Tenant under this Lease, by reason of unavailability of material, equipment, utilities, services or labour required to enable it to fulfill such obligation or by reason of any Laws, or by reason of any strike, lock out, civil commotion, war-like operation, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations, or by adverse weather conditions (being weather conditions which preclude any work at the Project for a substantial part of a work day which causes the construction schedule to be delayed) or any Acts of God, or its not being able to obtain any permission or authority required pursuant to any applicable Laws or by reason of any other such cause beyond its control and not the fault of the party being delayed and not avoidable by . the exercise of reasonable foresight (excluding the inability to pay for the performance of such obligation), then the party being delayed shall be entitled to extend the time for fulfilment of such obligation by a time equal to the duration of such delay or restriction, and the other party shall not be entitled to any compensation for any loss, inconvenience, nuisance or discomfort occasioned thereby. The party delayed will, however, use its best efforts to fulfil the obligation in question as soon as is reasonably practicable by arranging an alternate method of providing · the work, services or materials being delayed subject, in the case of performance by Tenant, to the approval of Landlord, acting reasonably. In any event, the provisions of this Section 16.7 shall not apply to permit any delay in any payment by Tenant of any Rent or any other amounts payable by Tenant under this Lease. For greater certainty, the provisions of this Section 16.7 shall also include any delays experienced by Landlord in obtaining any permits or materials or approvals to plans or otherwise required from any party (save and except Tenant) necessary for Landlord's Work and any delays resulting from items constituting force majeure under any construction agreement entered into by Landlord for the construction of the Premises.

17.            CONTROL OF PROJECT

17.1            Operation of Project by Landlord

(a)
The Project is at all times subject to the exclusive control and management of Landlord. The provisions of this Section 17.1 and any other provisions of this Lease shall not be interpreted so as to impose any liability or obligation whatsoever on Landlord and Landlord shall have only such obligations as are expressly set forth in this Lease.

Without limiting the generality of the foregoing, Landlord shall have the right to:

(i)	police and supervise any or all portions of the Project;

(ii)
temporarily obstruct, lock up or close off all or any part of the Project for purposes of performing any maintenance, repairs or replacements or for security purposes or permanently obstruct, lock up or close off all or any part of the Project (provided same does not materially, adversely affect Tenant's use of or access to the Premises or Tenant's business operations therein) to prevent the accrual of any rights to any Person or the public or any dedication thereof;

(iii)	grant, modify and terminate any easements or other agreements respecting any use or occupancy, maintenance of or supply of any services to any part of the Project; and

(iv)	use or permit to be used any part of the Common Facilities for any purpose which shall be in accordance with prudent management practice and the Building Standard from time to time.

In order to perform any maintenance, repairs, alterations or improvements in or relating to any part of the Project, provided Tenant shall have reasonable access to the Premises, Landlord may cause reasonable and temporary obstructions of Common Facilities without thereby constituting or being deemed to constitute an interference with any of Tenant's rights hereunder or a breach by Landlord of any of its obligations hereunder.

(b)
Landlord shall operate the Project in a reasonable manner in keeping with the Building Standard and in accordance with all Laws, the costs of which shall, to the extent permitted by the definition thereof, be included in Operating Costs.

(c)
Subject to subsection 17.2(d) below, Landlord, in its sole discretion, may from time to time expand, reduce or otherwise alter the Project and the lands, buildings, structures, improvements, equipment and facilities thereon.

(d)
In the exercise of its rights pursuant to subsection 17.1(a), 17.2(a) and 17.6(d) below, Landlord shall, except in the case of an emergency, provide reasonable prior notice to the Tenant with reasonable particulars of the actions to be undertaken and shall, at Landlord's sole cost and expense (except to the extent included in Operating Costs in accordance with the definition thereof), remedy any damage to the Premises or contents occasioned as a consequence thereof; in exercising such rights, Landlord shall proceed as expeditiously as is reasonably possible in the circumstances and shall interfere as little as is reasonably possible in the circumstances with Tenant's business operation in the Premises.

17.2            Alterations of the Project

(a)
Subject to subsection 17.2(d) below, Landlord shall have the right to make any changes in, additions to, deletions from, rearrangements of or relocations of any part or parts of the Project, including any of the Common Facilities as Landlord shall consider necessary or desirable and, to the extent required in order to comply with Laws and/or to accommodate the provision of services within the Project, Landlord shall have the right to add to, subtract from or alter the shape or dimensions of all or any portion of the Premises (which, or any of which, are referred to in this Section 17.2 as "Changes''), provided that as a result of effecting such Changes, the Premises shall be reasonably similar in all material respects to the Premises as they existed immediately prior to such additions, subtractions or alterations, as the case may be and Tenant shall at no time be prevented from conducting business in the Premises as altered or relocated by such Changes.

(b)
So long as Landlord complies with its obligations hereunder, Tenant shall not have the right to object to or make any claim other than as expressly set forth herein on account of the exercise by Landlord of any of its rights under this Section 17.2 and Tenant shall not be entitled to any abatement or reduction of Rent.

(c)
Landlord shall make any such Changes as expeditiously as is reasonably possible in the circumstances and shall interfere as little as is reasonably possible in the circumstances with Tenant's business operation in the Premises. Tenant shall forthwith, at the request of Landlord, execute such further assurances, releases or documents as may be required by Landlord to give effect to any of Landlord's rights under this Section 17.2, except in the case of an emergency, provide reasonable prior notice to the Tenant with reasonable particulars of the actions to be undertaken.

(d)
Notwithstanding the foregoing, except to the extent required by applicable Laws, Landlord shall not erect any buildings or other permanent structures (except for usual signage, lighting, landscaping, benches, parking booths or devices, entrances (including entrance canopies) to the Building and other usual items desired by Landlord, acting reasonably, for the maintenance and operation of the Project), or add any additional stories to the Building or make any additions or changes that would materially, adversely impede vehicular or pedestrian traffic circulation, in the area of the Lands not to be initially occupied by the Building.

17.3            Landlord Not in Breach

Subject to compliance with Landlord's obligations pursuant to subsections 17.l(d) and 17.2(c) and (d), the exercise by Landlord of any of its rights under this Article 17 (and any resultant interruption, noise, disruption, etc.) shall not constitute a breach by Landlord of any of its obligations under this Lease nor an infringement nor breach of any of Tenant's rights under this Lease or at law, nor entitle Tenant to any abatement of Rent or damages or any other remedy whatsoever, whether or not damage to or interference with the use of the Premises or their contents shall result.

17.4            Use of Common Facilities

Tenant shall not itself and shall not permit any of Tenant's Parties to obstruct any Common Facilities including driveways, laneways, access routes or other portions of the Project other than as expressly permitted pursuant hereto or as otherwise expressly permitted by Landlord in writing; if there shall be a breach of this Section 17.4 Landlord shall have the right, at the expense of Tenant, to remove such obstruction, the cost thereof to be paid by Tenant forthwith upon demand, and Landlord shall not be responsible for and is hereby released from any liability for any damage caused to the item creating the obstruction. Landlord shall also be entitled to hold such item as security for the payment of the costs of removing the same and any damage caused by the establishment or removal of such obstruction.

17.5            Rules and Regulations

Attached hereto as Schedule "F" are the current rules and regulations for the Project. Landlord may, from time to time, amend such rules and regulations and make any further rules and regulations for the management and operation of the Project as Landlord shall determine, and Tenant and Tenant's Parties shall be bound by and shall comply with all of such rules and regulations attached hereto and any amended and further rules and regulations of which notice is given to Tenant from time to time and all of such rules and regulations shall be deemed to be incorporated into and form a part of this Lease. To the extent that any such rules and regulations in Schedule "F" or any future or other rules and regulations conflict with any express provision of this Lease, the express provision of this Lease shall prevail. The imposition of any rules and regulations shall not create or imply any obligation of Landlord to enforce them or create any liability of Landlord for their non enforcement or otherwise. Landlord will not enforce or promulgate the rules and regulations as against Tenant in an arbitrary or discriminatory manner.

17.6            Access to Premises and Suspension of Utilities

(a)
Landlord, without limiting any other rights Landlord may have pursuant hereto or at law, shall have the right, but not the obligation, to enter the Premises at any time on reasonable notice, (except in the case of a real or perceived emergency when no notice shall be required) and for any of the following purposes:

(i)
to examine the Premises to view the state of repairs, condition and use thereof, and to perform any maintenance, repairs and alterations to the same or any part thereof as may be required or permitted by this Lease and to perform any maintenance, repairs and alterations to the Project and to any mechanical, electrical, HVAC equipment and services located therein serving the Premises or any other part of the Project, and for all of such purposes, Landlord may take such material and equipment into the Premises as Landlord may require;

(ii)	to protect the Premises or any part of the Project in respect of any construction or other work being performed in premises adjoining or in the vicinity of the Premises or the Project;

(iii)	for any purposes as determined by Landlord in cases of emergency;

(iv)	to read any utility or other similar meters located in the Premises;

(v)	during the last twelve (12) months of the Term to show the Premises to prospective tenants and to permit prospective tenants to make inspections, measurements and plans;

(vi)	at any time during the Term, to show the Premises to prospective purchasers, mortgagees or lenders; and

(vii)	to exercise any of the rights available to Landlord pursuant to this Lease.

(b)
Landlord shall have the right to run through or locate in the Premises conduits, wires, pipes, ducts and other elements of any systems for utilities, HVAC, telephone and other communications systems and any other such systems to serve the Premises or the Project or any parts thereof and Landlord shall have access, on reasonable notice, (except in the case of a real or perceived emergency when no notice shall be required), for itself and those designated by it to the Premises for the purpose of inspecting, maintaining, repairing, replacing, altering and any services in respect of any of the same. Notwithstanding the foregoing, the Rentable Area of the Premises shall be deemed not to be reduced or otherwise affected as a result of any of such systems being located on or running through the Premises. Landlord shall also have access to the Premises, on reasonable notice, (except in the case of a real or perceived emergency when no notice shall be required), for other tenants of the Project and for itself and those designated by it to inspect services and/or to perform such work in respect of the Project as Landlord shall deem necessary.

(c)
In case of emergencies or for such reasonable purposes as may be required to effect alterations to the Project from time to time, Landlord shall have the right to suspend the availability of utilities; except in emergencies or in situations outside Landlord's control, such suspension of utilities shall be done on reasonable notice to Tenant and outside of the Tenant's Business Hours.

(d)
Landlord shall exercise its rights pursuant to this Section 17.6 in such manner and at such times as Landlord, acting reasonably, shall determine, provided that Landlord shall proceed as expeditiously as is reasonably possible in the circumstances and shall interfere as little as is reasonably possible in the circumstances with Tenant's business operation in the Premises; at any time that entry by Landlord is desired in case of emergency, and if no personnel of Tenant are known by Landlord to be present on the Premises or if such personnel fail for any reason to provide Landlord immediate access at the time such entry is desired, Landlord may forcibly enter the Premises without liability for damage caused thereby.

17.7            Noise and Vibration

Tenant acknowledges that the Project is or may be situated at or near the subway or rail lines or other transportation facilities and Tenant agrees that neither Landlord nor any transportation supplier shall be liable or responsible in any way for any disturbance to Tenant's business operations caused or contributed to by noise or vibrations in, on or about the Project resulting :from any reason whatsoever, including the transit operation of such transportation facilities.

18.            EXPROPRIATION

(a)
If the whole or any part of the Premises shall be expropriated (which term shall for the purposes of this Article 18 include expropriation, condemnation or sale by Landlord to an authority with the power to expropriate, condemn or take) by any competent authority, then: (i) Landlord and Tenant shall co-operate with each other in respect of such expropriation so that Tenant may receive the appropriate award to which it is entitled in law for relocation costs and business interruption and so that Landlord may receive the maximum award to which it may be entitled in law for all other compensation arising from such expropriation, including, without limitation, all compensation for the value of Tenant's leasehold interest in the Premises, all of which shall be the property of Landlord, and all of such Tenant's rights in respect of such expropriation, excluding only rights in respect of relocation costs and business interruption, shall be and are hereby assigned to Landlord; to give effect to such assignment to Landlord, Tenant shall execute such further documents as are necessary, in Landlord's opinion, to effect such assignment, within ten (10) 9ays after demand; and (ii) this Lease shall continue in full force and effect in accordance with its terms unless and until the date on which this Lease is terminated as a result of such expropriation;

(b)
If the whole or any part of the Project shall be expropriated, then subject to the foregoing provisions respecting expropriation of. the Premises: (i) all compensation resulting from such expropriation shall be the absolute property of Landlord and all of Tenant's rights, if any, to any such compensation shall be and are hereby assigned to Landlord; Tenant shall execute such further documents as are necessary, in Landlord's opinion, to effect such assignment within ten (10) days after demand; and (ii) this Lease shall continue in full force and effect in accordance with its terms unless and until terminated as a result of such expropriation.

19.            MISCELLANEOUS

19.1            Notices

All notices, demands, requests or other instruments (''Notices") which may be or are required to be given under this Lease shall be in writing and shall be delivered by messenger or sent by prepaid registered Canadian mail, at the Address for Service of Notice on Tenant, and if to Landlord at the Address for Service of Notice on Landlord, all as provided in subsection 1(j) hereof. All such Notices shall be conclusively deemed to have been given and received upon the day the same is delivered by messenger or, if mailed as aforesaid, four (4) business days (excluding) Saturdays, Sundays, holidays and days upon which regular postal service is interrupted or unavailable for any reason) after the same is mailed as aforesaid. Any party may at any time by notice in writing to the other change the Address for Service of Notice on it. If two or more Persons are named as Tenant, any Notice given hereunder shall be sufficiently given if delivered or mailed in the foregoing manner to any one of such Persons.

19.2            Planning Act

This Lease is entered into subject to the provisions of and compliance with the provisions of all applicable legislation dealing with planning restrictions. If the Term, including any rights of renewal under this Lease, shall be expressed to extend for a period in excess of the maximum period for which a lease may be granted without the consent of the body having jurisdiction pursuant to such legislation ("Maximum Period") then, until any necessary consent to this Lease is obtained pursuant to the provisions of the applicable legislation, on terms and conditions acceptable to Landlord in its sole discretion, the Term together with any rights of renewal pursuant to this Lease shall be conclusively deemed to extend for the Maximum Period less one (1) day from the Commencement Date; Tenant shall cooperate with Landlord in making application for any such consent. The cost of applying for and obtaining such consent shall be shared equally between Landlord and Tenant.

19.3            Complete Agreement

It is understood and agreed that this Lease (including the schedules exhibits and appendices attached to it) constitutes the complete agreement between the parties and that there are no covenants, representations, agreements, warranties or conditions in any way relating to the subject matter of this Lease or the tenancy created hereby, expressed or implied, collateral or otherwise, except as expressly set forth herein. Tenant acknowledges that no representatives of Landlord are authorized to make on Landlord's behalf any covenants, representations, agreements, warranties or conditions of any kind or in any manner whatsoever other than as expressly set forth in writing in this Lease in the form in which it is executed by Landlord.

No amendment to this Lease shall be binding upon Landlord or Tenant unless the same is in writing and executed by Landlord and Tenant.

19.4            Time of the Essence

Time is of the essence of this Lease and all parts hereof.

19.5            Applicable Law

This Lease shall be governed by and interpreted in accordance with the laws of the Province of Ontario. The parties agree that the Courts of Ontario shall have jurisdiction to determine any matters arising hereunder, except to the extent, if any, expressly provided to the contrary herein, and the parties hereby attorn to the jurisdiction of the Courts of Ontario.

19.6            Severability

If any provision of this Lease or any portion thereof or the application of any of the same is illegal, unenforceable or invalid, it shall be considered separate and severable from this Lease and all of the remaining provisions hereof shall remain in full force and effect as though any such provision of this Lease or any portion thereof had not been included in this Lease but such provision of this Lease or portion hereof shall nonetheless continue to be enforceable to the full extent permitted by law.

19.7            Section Numbers and Headings

The table of contents of this Lease and all section numbers and all headings are inserted as a matter of convenience only and shall in no way limit or affect the interpretation of this Lease.

19.8            Interpretation

Whenever a word importing singular or plural is used in this Lease such word shall include the plural and singular respectively. Where any party is comprised of more than one entity, the obligations of each of such entities shall be joint and several. Subject to the express provisions contained in this Lease, words such as "hereof', "herein", "hereby'', ''hereinafter'', and ''hereunder" and all similar words or expressions shall refer to this Lease as a whole and not to any particular section, or portion hereof being less than the whole.

19.9            Successors

This Lease and all portions hereof shall ensure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors, assigns and other legal representatives excepting only that this Lease shall not ensure to the benefit of any of such parties unless and only to the extent expressly permitted pursuant to the provisions of this Lease.

19.10            Acting Reasonably

Wherever a determination, approval, judgement or consent or other similar decision is to be made or given by either of the parties hereto or its architect, auditors or similar persons acting on its behalf: unless expressly provided herein to the contrary, such determination, approval, judgement and consent or other similar decision shall be made or given in good faith, acting reasonably and without undue delay.

19.11            Joint and Several

If there is at any time more than one Tenant or more than one Person constituting Tenant, their covenants shall be considered to be joint and several and shall apply to each and every one of them. If Tenant is or becomes a partnership (other than a limited partnership), each Person who is a member, or shall become a member, of such partnership or its successors shall be and continue to be jointly and severally liable for the performance of all covenants of Tenant pursuant to this Lease, whether or not such Person ceases to be a member of such partnership or its successor.

19.12            Privacy Policy

Tenants who are individuals consent that Bentall Real Estate Services LP ("Bentall") may collect, use, and disclose the personal information in this document or otherwise collected by or on behalf of Bentall or their agents, affiliates, or service providers, for the purposes of: (i) considering this Lease and determining the suitability of Tenant, both for the initial Term for any extension periods; (ii) taking action for collection of Rent in the event of default by Tenant; and (iii) as otherwise provided in Bentall's Privacy Policy, a copy of which is available at www.bentall.com. Consent under this Lease includes the disclosure of such information to credit agencies, collection agencies and existing or potential lenders, investors and purchasers.

20.            LIMITATION OF LIABILITY

If Landlord or any assignee of the beneficial rights of Landlord is ever a Real Estate Investment Trust or other trust (a ''Trust'), then Tenant acknowledges and confirms that the obligations of Landlord hereunder are not and will not be binding on a trustee of the Trust, any registered or beneficial holder of one or more units of a Trust or other beneficiaries ("Unitholder") or any annuitant under a plan of which such a Unitholder acts as trustee or carrier, or any officers, employees or agents of the Trust during the Term or any extension or renewal thereof and that resort shall not be had to, nor shall recourse or satisfaction be sought from, any of the foregoing or the private property of any of the foregoing. Tenant's recourse, if any, in respect of the obligations of the Trust shall be limited to the Trust's interest in the Project.

21.            INDEPENDENT LEGAL ADVICE/FREELY NEGOTIATED

(a)
The parties hereto acknowledge and covenant that the provisions of this Lease have been freely and fully discussed and negotiated and that the execution and delivery of this Lease constitutes and is deemed to constitute full and final proof of the foregoing statement.

(b)	Tenant acknowledges the suggestion of Landlord that, before executing this Lease, Tenant should obtain independent legal advice.

22.            INDEMNITY

Tenant shall, contemporaneously with the execution and delivery by it of this Lease, deliver the Indemnity Agreement in the form which is annexed as Schedule "G", duly executed by Alliance Data Systems Corporation.

23.            FAX, COUNTERPART AND ELECTRONIC EXECUTION

This Lease may be executed by counterparts and by facsimile or electronic (e-mail) transmission, and if so executed, each document shall be deemed to be an original, shall have the same effect as if all parties had executed the same copy of this Lease in hard copy and all of which copies when taken together shall constitute one and the same document. Upon acceptance or execution of this Lease as aforesaid, original documents shall be executed by all of the parties hereto in the same form as the counterpart and/or facsimile and/or electronic version and delivered. The parties hereto shall use reasonable efforts to ensure that the documents are executed and delivered in hard copy within ten (10) business days of the acceptance or execution hereof by counterpart, facsimile and/or electronic means.

IN WITNESS WHEREOF the parties have executed this Lease.

The undersigned Landlord hereby represents and warrants to Tenant that Landlord is: (i) the registered owner of the Building; and (ii) a corporation in good standing and duly organized under the Laws of Canada and is authorized to do business in the Province of Ontario and that this Lease has been validly executed and delivered by Landlord and is valid and enforceable against Landlord.

2725312 CANANA INC.

Per:	/s/ Christine Lundvall
Name:	Christine Lundvall
Title:	Authorized Signing Officer

Per:	/s/ Heather Jenkins
Name:	Heather Jenkins
Title:	Authorized Signatory
I/We have the authority to bind the Corporation

The undersigned officers of Tenant hereby represent and warrant to Landlord that Tenant is a corporation in good standing and duly organized under the Laws of the Province of Ontario, or if chartered in a province other than the Province of Ontario, is a corporation in good standing and duly organized under the Laws of such province, and is authorized to do business in the Province of Ontario and that this Lease has been validly executed and delivered by Tenant and is valid and enforceable against Tenant.

LOYALTY MANAGEMENT GROUP CANADA INC.

Per:	/s/ Dave Burns
Name:	Dave Burns
Title:	SeniorVice President and COO

Per:	/s/ Michael L. Kline
Name:	Michael L. Kline
Title:	SVP, Legal and Secretary
I/We have the authority to bind the Corporation

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT is dated February 26, 2008,

BETWEEN:

ALLIANCE DATA SYSTEMS CORPORATION
(hereinafter called “Indemnifier”)
OF THE FIRST PART

 - and -

2725312 CANADA INC.
(hereinafter called “Landlord”)
OF THE SECOND PART

WHEREAS:

A.
Loyalty Management Group Canada Inc. (“Tenant”), Indemnifier and Landlord have entered into a lease of even date (“Lease”) respecting certain premises (“Premises”) at the project municipally known as 6696 Financial Drive, Mississauga, Ontario; and

B.	To induce Landlord to enter into the Lease with Tenant, Indemnifier has agreed to enter into this agreement with Landlord;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged by Indemnifier, Indemnifier makes the following indemnity and agreement (“Indemnity”) with Landlord:

1.
Indemnifier hereby agrees with Landlord that it will: (i) make the due and punctual payment of all Rent, including all loan repayments, monies, charges and other amounts of any kind whatsoever payable under the Lease by Tenant whether to Landlord or otherwise and whether or not the Lease has been surrendered, disclaimed, repudiated or terminated; and (ii) indemnify and save Landlord harmless from any losses, costs or damages arising out of any failure by Tenant to pay the Rent including all loan repayments, monies, charges or other amounts due under the Lease or resulting from any failure by Tenant to observe or perform any of the obligations contained in the Lease. The Indemnifier’s obligations hereunder shall, subject to Section 17 hereof, apply during the Term, which for clarity, includes all renewals and extensions thereof.

2.
Subject to Section 17 of this Agreement and subject to any voluntary surrender agreement entered into between Landlord and Tenant (or any successor of Tenant), in writing, this Indemnity is absolute and unconditional and the obligations of Indemnifier shall not be released, discharged, mitigated, impaired, or affected by: (i) any extension of time, indulgences or modifications which Landlord extends to or makes with Tenant in respect of the performance of any of the obligations of Tenant under the Lease; (ii) any waiver by or failure of Landlord to enforce any of the terms, covenants and conditions contained in the Lease; (iii) any assignment of the Lease by Tenant or by any trustee, receiver or liquidator, or any Transfer of all or any part of the Premises; (iv) any consent which Landlord gives to any such assignment or Transfer; (v) any amendment to the Lease or any waiver by Tenant of any of its rights under the Lease; (vi) any Alterations to or in respect of the Premises; (vii) the expiration of the Term or any Disclaimer (as defined in Section 5 below) of the Lease; (viii) any renewal or extension of the Lease pursuant to any option of Tenant or otherwise, Indemnifier hereby agreeing that its obligations under this Indemnity shall extend throughout the Term, as renewed or extended; (ix) any loss of or in respect of any security received by Landlord from Tenant or any other person, firm or corporation , whether or not occasioned or contributed to by or through the act, omission, default or neglect of Landlord; or (x) any act or omission of Landlord or any other person whereby Indemnifier would or might otherwise be released or have its obligations hereunder discharged, mitigated, impaired or affected in any way whatsoever; nothing but payment and satisfaction in full of all Rent to be paid pursuant to the Lease shall release Indemnifier of its obligations hereunder.

3.
Indemnifier hereby expressly waives notice of the acceptance of this Indemnity and all notice of non-performance, non-payment or non-observance on the part of Tenant of the terms, covenants and conditions contained in the Lease.

4.
In the event of a default by Tenant under the Lease, Indemnifier waives any right to require Landlord to: (i) proceed against Tenant or any other indemnifier or pursue any rights or remedies against Tenant or any other Indemnifier with respect to the Lease; (ii) proceed against or exhaust any security held by Landlord from Tenant or any other person, or (iii) pursue any other remedy whatsoever in Landlord’s power. Landlord has the right to enforce this Indemnity regardless of the acceptance of additional security from Tenant and, save as aforesaid, regardless of any release or discharge of Tenant by Landlord or by others or by operation of any law.

5.
Without limiting the generality of the foregoing, the liability of Indemnifier under this Indemnity shall continue in full force and effect and shall not be or be deemed to have been waived, released, discharged, impaired or affected by reason of the release or discharge of Tenant in any receivership, bankruptcy, insolvency, winding-up or other creditors’ proceedings, including, without limitation, any proceedings under the Bankruptcy and Insolvency Act (Canada) or the Companies’ Creditors Arrangement Act (Canada) or otherwise, or the surrender (whether or not accepted by Landlord), disclaimer, repudiation or termination of the Lease in any such proceedings or otherwise (collectively hereinafter called “Disclaimer”) and shall continue with respect to the periods prior thereto and thereafter, for and with respect to the Term as if there had been no Disclaimer of the Lease. Further, if there is a Disclaimer of the Lease, Indemnifier shall pay to Landlord: (i) all Rent, including loan repayments under the Lease, and all such amounts that would have been payable under the Lease for the period to what would have been the date of expiry of the Lease but for such Disclaimer; and (ii) the unamortized amount, as of the date of such Disclaimer, of all inducements given by Landlord to Tenant for Tenant to enter into the Lease, including, without limitation, all free rent periods, all inducement allowances and leasehold costs and the like, amortized on a straight line basis over what would have been the Term of the Lease but for said Disclaimer, with interest at ten (10%) percent per annum. The liability of Indemnifier shall not be affected by any repossession of the Premises by Landlord.

6.
No action or proceeding brought or instituted under this Indemnity and no recovery in pursuance thereof shall be a bar or defence to any further action or proceeding which may be brought under this Indemnity by reason of any further default hereunder or in the performance and observance of the terms, covenants and conditions contained in the Lease.

7.	No modification of this Indemnity shall be effective unless the same is in writing and is executed by both Indemnifier and Landlord.

8.
Indemnifier shall, without limiting the generality of the foregoing, in respect of the payment of Rent be bound by this Indemnity in the same manner as though Indemnifier were Tenant named in the Lease. Notwithstanding the foregoing, or any performance in whole or in part by Indemnifier of its obligations hereunder or of Tenant under the Lease, Indemnifier shall not have any entitlement to occupy the Premises or otherwise enjoy any of the benefits to which Tenant is entitled under the Lease, and Indemnifier shall not be entitled to be subrogated to any rights of Landlord whatsoever.

9.
If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) execute this Indemnity as Indemnifier, the liability of each such individual, corporation, partnership or other business association hereunder is joint and several. If Indemnifier is a partnership (“Partnership”), other than a limited partnership, each person who is presently a member of the Partnership and each person who becomes a member of the Partnership or any successor Partnership hereafter, shall be and shall continue to be subject to the terms, covenants and conditions of this Agreement, whether or not such person ceases to be a member of such Partnership or successor Partnership and shall be jointly and severally liable as Indemnifier, under this Agreement.

10.
All of the terms, covenants and conditions of this Indemnity extend to and are binding upon Indemnifier, his or its heirs, executors, administrators, successors and assigns, as the case may be, and enure to the benefit of and may be enforced by Landlord and any mortgagee, chargee, trustee under a deed of trust or other encumbrancer of all or any part of the Project. The obligations of Indemnifier shall not be affected by the death or incapacity of Indemnifier.

11.
This Indemnity constitutes the complete agreement between Indemnifier and Landlord and none of the parties hereto shall be bound by any representations or agreements made by any person which would in any way reduce or impair the obligations of Indemnifier other than any which are expressly set out herein.

12.
The obligations of Indemnifier hereunder shall be assignable by Landlord and an assignment of the Lease shall constitute an assignment of the obligations of Indemnifier unless the said obligations of Indemnifier are specifically excepted from such assignment of the Lease.

13.
In the event of the termination of the Lease for any reason whatever or in the event of Disclaimer of the Lease, then, at the option of Landlord, Indemnifier shall cause its bona fide nominee (“Nominee”) to enter into a written lease (“New Lease”) of the Premises between Landlord as landlord and such Nominee as Tenant (it being agreed that Indemnifier shall enter into an indemnity agreement in respect thereof on the same terms as this Indemnity Agreement, mutatis mutandis) for a term commencing at the date of such Disclaimer and expiring on the date on which the Lease would have expired if it had run its full term without default by Tenant and without such Disclaimer. Such lease shall contain the same terms and conditions as are contained in the Lease which would apply to and be in force for that portion of the Term which by the original terms of the Lease would have remained unexpired at the date of such Disclaimer.

14.	INTENTIONALLY DELETED

15.	Indemnifier shall be bound by any account settled between landlord and Tenant.

16.
Save as aforesaid, in the event that the Lease is terminated, surrendered, disclaimed or repudiated, the provisions of this Indemnity shall remain in full force and effect in accordance with its terms to the same extent as if this Indemnity had been a separate agreement entered into between Landlord and Indemnifier for due consideration and under seal.

17.
Notwithstanding any amendments of the Lease or any Alterations to the Premises (as provided by the Lease or otherwise), Indemnifier shall continue to be bound by all of its obligations pursuant hereto the extent of what would have been its obligations pursuant hereto had such amendments or Alterations not been made. Indemnifier’s obligations pursuant hereto shall not be increased as a result of any such amendments or Alterations.

18.
Indemnifier acknowledges receiving a copy of the Lease. The expressions “Landlord”, “Tenant”, “Rent”, “Term”, “Premises”, “Project”, “Transfer”, “Alterations”, “Changes” and other terms or expressions where used in this Indemnity, respectively, have the same meanings as they have pursuant to the Lease to the extent to which the context permits.

19.	Time is of the essence in this Indemnity.

20.	Indemnifier acknowledges the suggestion of Landlord that, before executing this Indemnity, Indemnifier should obtain independent legal advice.

21.
This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario. The parties agree that the Courts of Ontario shall have jurisdiction to determine any matters arising hereunder, and the Indemnifier consents to any action being brought against it in the Province of Ontario and the parties hereby attorn to the jurisdiction of the Courts of Ontario.

22.
Indemnifier represents and warrants for the benefit of Landlord that: (i) Indemnifier is validly existing as a corporation in good standing under the laws of the State of Delaware, the jurisdiction of its organization; (ii) Indemnifier has corporate power to enter into this Indemnity, (iii) the execution and delivery of this Indemnity by Indemnifier and the performance by Indemnifier of its obligations thereunder have been duly authorized by all necessary corporate action on the part of Indemnifier; and (iv) this Indemnity Agreement has been duly and validly executed and delivered by Indemnifier and this Indemnity constitutes the valid and binding obligation of Indemnifier, enforceable against Indemnifier in accordance with its terms.

23.
The obligations and liabilities of the Indemnifier under this Agreement shall not be released, discharged or otherwise affected by the bankruptcy, winding up, liquidation, dissolution or insolvency of any partnership constituting the Tenant or any partner thereof or by any change in the constitution of such partnership and where the Indemnifier hereunder is a partnership, the obligations and liabilities of the Indemnifier under this Agreement shall likewise not be released, discharged or otherwise affected by the bankruptcy, winding up, liquidation, dissolution or insolvency of any partnership constituting the Indemnifier or any partner thereof or by any change in the constitution of such partnership.

24.
Any notice, request or demand provided for or given under this Agreement shall be in writing and shall be served in the manner specified in the Lease. The addresses for service of notice by registered mail shall be:

To Landlord:  c/o Bentall Real Estate Services LP, 10 Carlson Court, Suite 500, Toronto, Ontario, M9W 6L2 Attention: Vice President, Property Management, with a copy to Landlord c/o Bentall Investment Management LP, 55 University Avenue, Suite 300, Toronto, Ontario M5J 2H7, Attention: Senior Vice-President and Eastern Portfolio Manager; and

To Indemnifier:

17655 Waterview Parkway
Dallas, Texas 75252
Attention: Chief Administrative Officer and General Counsel

25.
Indemnifier shall, on Landlord’s request, execute and deliver to Landlord or such party as Landlord may reasonably direct, a Status Statement, as contemplated by subsection 15.1(a) of the Lease, and subsections 15.1(a) and (b) of the Lease shall apply thereto mutatis mutandis.

26.
Indemnifier shall contemporaneously, with the execution of this Indemnity Agreement and the Lease, provide to Landlord an opinion from its corporate solicitors or in-house counsel, in the form attached hereto as Exhibit 1.

27.
Fax, Counterpart and Electronic Execution: This Indemnity Agreement may be executed by counterparts and by facsimile or electronic (e-mail) transmission, and if so executed, each document shall be deemed to be an original, shall have the same effect as if all parties had executed the same copy of this Indemnity Agreement in hard copy and all of which copies when taken together shall constitute one and the same document. Upon acceptance or execution of this Indemnity Agreement as aforesaid, original documents shall be executed by all of the parties hereto in the same form as the counterpart and/or facsimile and/or electronic version and delivered. The parties hereto shall use reasonable efforts to ensure that the documents are executed and delivered in hard copy within ten (10) business days of the acceptance or execution hereof by counterpart, facsimile and/or electronic means.

IN WITNESS WHEREOF the parties have executed this Indemnity.

ALLIANCE DATA SYSTEMS CORPORATION

Per:	/s/ Leigh Ann Epperson
Name:	Leigh Ann Epperson
Title:	Vice President, Assistant General Counsel

Per:	_______________________
Name:
Title:
I/We have the authority to bind the Corporation

2725312 CANANA INC.

Per:	/s/ Christine Lundvall
Name:	Christine Lundvall
Title:	Authorized Signing Officer

Per:	/s/ Heather Jenkins
Name:	Heather Jenkins
Title:	Authorized Signatory
I/We have the authority to bind the Corporation